SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CCC INFORMATION SERVICES GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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World Trade Center Chicago

444 Merchandise Mart

Chicago, IL 60654-1005

312-222-4636

April 23, 2004

Dear Stockholder:

You are cordially invited to attend our 2004 Annual Meeting of Stockholders at the Holiday Inn Chicago Mart Plaza, 350 North Orleans Street, Chicago, Illinois on Wednesday, June 2, 2004, at 2:00 p.m. central time. Registration will begin at 1:30 p.m., and refreshments will be provided.

This Notice of Annual Meeting and Proxy Statement describes the business to be conducted at the meeting and contains other information concerning CCC that you should be aware of when you vote your shares.

The principal business of the meeting will be to elect directors, to approve the restatement of CCC’s 2000 Stock Incentive Plan and to ratify the appointment of our independent auditor. We also plan to report on CCC’s business and our accomplishments during 2003.

It is important that your shares are represented at the meeting whether or not you plan to attend. To ensure that you will be represented at the meeting, please mark your choices, date, sign and return the enclosed proxy card as soon as possible. If you hold shares of CCC common stock directly in your name, you may also vote over the internet or by telephone. If internet or telephone voting is available to you, voting instructions are printed on your proxy card.

On behalf of the Board of Directors and management, I would like to thank you for your continued interest in CCC Information Services Group Inc. We hope you will be able attend the meeting and look forward to seeing you there.

Sincerely,

Githesh Ramamurthy

Chairman and Chief Executive Officer

World Trade Center Chicago 444 Merchandise Mart Chicago, IL 60654-1005 312-222-4636

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 2, 2004

To the Stockholders of CCC Information Services Group Inc.:

The 2004 Annual Meeting of Stockholders of CCC Information Services Group Inc. will be held at the Holiday Inn Chicago Mart Plaza, 350 North Orleans Street, Chicago, Illinois, on Wednesday, June 2, 2004 at 2:00 p.m. central time, for the following purposes:

1.	To elect seven directors to serve until the 2005 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To approve the restatement of the Company’s 2000 Stock Incentive Plan, which authorizes the issuance of an additional 408,060 shares under the plan and makes certain other technical changes to the plan;

3.	To ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent auditor in 2004; and

4.	To transact any other business which is properly presented at the meeting.

Stockholders of record at the close of business on April 15, 2004 will be entitled to vote at the meeting. A list of these stockholders will be made available to any stockholder, for any purpose germane to the meeting, at CCC’s headquarters located at World Trade Center Chicago, 444 Merchandise Mart, Chicago, Illinois for the 10-day period prior to the meeting.

By Order of the Board of Directors,

Robert S. Guttman

Senior Vice President, General Counsel

and Secretary

April 23, 2004

Chicago, Illinois

***************

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED REPLY ENVELOPE. IF YOU HOLD SHARES OF CCC COMMON STOCK DIRECTLY IN YOUR NAME, YOU MAY ALSO VOTE OVER THE INTERNET OR BY TELEPHONE. IF INTERNET OR TELEPHONE VOTING IS AVAILABLE TO YOU, VOTING INSTRUCTIONS ARE PRINTED ON YOUR PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DESIRE TO DO SO.

World Trade Center Chicago

444 Merchandise Mart

Chicago, IL 60654-1005

312-222-4636

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

JUNE 2, 2004

Purpose of the Meeting

This Proxy Statement is furnished to the stockholders of CCC Information Services Group Inc., a Delaware corporation, in connection with the solicitation by the Board of Directors of the Company (the “Board”) of proxies to be voted at the 2004 Annual Meeting of Stockholders to be held at 2:00 p.m., central time, Wednesday, June 2, 2004, at the Holiday Inn Chicago Mart Plaza, 350 North Orleans Street, Chicago, Illinois, and any adjournment or postponement thereof. This Proxy Statement, the enclosed Notice of Annual Meeting of Stockholders, and the form of proxy are first being mailed to stockholders of the Company on or about April 23, 2004. As used in the Proxy Statement, the terms “CCC”, the “Company”, “we”, “us” and “our” refer to CCC Information Services Group Inc. and its subsidiaries.

At the meeting, the stockholders of the Company will be asked to consider and vote upon:

(i)	the election of seven directors to serve until the 2005 Annual Meeting of Stockholders or until their successors are duly elected and qualified (see “Proposal 1. Election of Directors”);

(ii)	the approval of the restatement of the Company’s 2000 Stock Incentive Plan, which authorizes the issuance of an additional 408,060 shares under the plan and makes certain other technical changes to the plan (see “Proposal 2. Approval of Restatement of 2000 Stock Incentive Plan”); and

(iii)	the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2004 (see “Proposal 3. Ratification of Independent Auditor”).

The Board knows of no matters that will be presented for consideration at the meeting other than those matters set forth in the Notice of Annual Meeting of Stockholders. If any other matters are properly presented at the meeting or any postponement or adjournment thereof, the persons named in the enclosed proxy and acting thereunder will have the authority to vote on such matters, to the extent permitted by the rules of the Securities and Exchange Commission, in accordance with the judgment of the persons voting such proxies.

Record Date

Only holders of record of our Common Stock and Series F Preferred Stock as of the close of business on April 15, 2004 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof. As of the Record Date, there were 26,576,241 shares of common stock, par value $.10 per share (“Common Stock”), issued and outstanding held by approximately sixty-five holders of record. As of the Record Date there were 100 shares of Series F Preferred Stock, par value $1.00 per share (“Preferred Stock”), issued and outstanding held by one holder of record.

Voting and Revocability of Proxies

On each matter voted upon at the Annual Meeting and any adjournment or postponement thereof, holders of Common Stock and Preferred Stock will vote together as a single class.

Each share of Common Stock entitles the holder thereof to one vote, and each share of Preferred Stock entitles the holder thereof to 12,000 votes. This year, we offer our stockholders of record three ways to vote other than by attending the Annual Meeting and voting in person: (i) by mail, using the enclosed proxy card and return envelope; (ii) by telephone, using the telephone number printed on your proxy card; and (iii) by internet, using the instructions printed on your proxy card. If you hold your shares through a broker, bank or other nominee, you will receive separate instructions from the nominee explaining how to vote your shares. The presence, in person or by proxy, of stockholders entitled to vote a majority of the shares of Common Stock and Preferred Stock outstanding on the Record Date will constitute a quorum for purposes of voting at the meeting.

Directors are to be elected by the affirmative vote of the holders of a plurality of the issued and outstanding shares of Common Stock and Preferred Stock present, in person or by proxy, at the Annual Meeting. Cumulative voting in the election of directors is not permitted. The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock and Preferred Stock present, in person or by proxy, at the Annual Meeting is required to approve the restatement of the 2000 Stock Incentive Plan and to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2004.

The enclosed proxy is being solicited by the Board for use in connection with the Annual Meeting and any postponement or adjournment thereof. All properly executed proxies received prior to or at the time of the meeting or any postponement or adjournment thereof and not revoked in the manner described below will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted “FOR” the approval and adoption of each of the proposals set forth herein.

Proxies marked either “Abstain” or “Withhold Authority” with respect to any matter will be treated as shares that are not present for purposes of determining the presence of a quorum and voting with respect to such matter, but will be treated as present at the meeting for all other purposes. If a broker indicates on a proxy that he or she does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for quorum purposes but will not be considered as present and entitled to vote with respect to that matter.

If a quorum for the Annual Meeting is not obtained or, as to any one or more proposals, if fewer shares are voted in favor of the proposal than the number of shares required for such approval, the meeting may be adjourned for the purpose of obtaining additional proxies or votes or for any other purpose. At any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original meeting (except for any proxies that have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting. Proxies voting against a proposal set forth herein will not be used to adjourn the meeting to obtain additional proxies or votes with respect to such proposal.

Any person who gives a proxy for the Annual Meeting may revoke it by (a) delivering to the Secretary of the Company at or before the meeting a written notice of revocation bearing a later date than the proxy, (b) duly executing a subsequent proxy relating to the same shares of Common Stock or Preferred Stock and delivering it to the Secretary of the Company at or before the meeting or (c) attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered at or prior to the Annual Meeting to: Secretary, CCC Information Services Group Inc., World Trade Center Chicago, 444 Merchandise Mart, Chicago, Illinois 60654.

An automated system administered by our transfer agent, Computershare Investor Services, LLC, tabulates the votes cast by proxy at the Annual Meeting, and a representative of the transfer agent will serve as our inspector of election to tabulate votes cast in person at the meeting.

The directors and management of CCC encourage the stockholders to vote FOR the approval of the listed nominees for director, FOR the restatement of the 2000 Stock Incentive Plan and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as CCC’s independent auditor for 2004.

Proxy Solicitation

In addition to solicitation by mail, certain directors, officers and other employees of the Company, not specifically employed for this purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or other means of communication. The Company will also request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares of Common Stock that are held of record by such brokers and fiduciaries and will reimburse such persons for their reasonable out-of-pocket expenses. The Company will bear the entire cost of soliciting proxies, which is currently estimated to be approximately $15,000.

PROPOSAL 1

ELECTION OF DIRECTORS

Seven directors are to be elected at the Annual Meeting to serve until the 2005 Annual Meeting of Stockholders or until their respective successors have been elected and qualified. The Board has nominated the following persons for election, all of whom are currently directors of CCC:

Morgan W. Davis

Michael R. Eisenson

J. Roderick Heller, III

Thomas L. Kempner

Githesh Ramamurthy

Mark A. Rosen

Herbert S. Winokur, Jr.

Additional information regarding each of the persons nominated to serve as a director of the Company follows on page 8. If any nominee should be unable to serve as director, an event not now anticipated, it is intended that the shares of Common Stock and Preferred Stock represented by the proxies will be voted for the election of such substitute as the Board may nominate.

The Board of Directors recommends that the stockholders vote “FOR” the election of the nominees named above to the Board of Directors.

PROPOSAL 2

APPROVAL OF RESTATEMENT OF 2000 STOCK INCENTIVE PLAN

Subject to stockholder approval, the Compensation and Nominating Committee of the Board of Directors (the “Committee”) adopted the CCC Information Services Group Inc. 2000 Stock Incentive Plan (2004 Restatement) (the “Plan”) on April 2, 2004. The only material changes to the 2000 Stock Incentive Plan made by this restatement are (i) an increase of 408,060 in the number of shares of Common Stock available for issuance under the Plan, (ii) the extension of the term of the Plan to April 2, 2014, (iii) elimination of the provisions of the Plan allowing for to loans to certain participants for the purpose of acquiring Common Stock, and (iv) the modification of the amendment provisions of the Plan to reflect new Nasdaq Stock Market rules regarding stockholder approval of material amendments of equity compensation plans. A copy of the Plan as restated is attached as Annex A to this Proxy Statement.

The Board believes that the Plan as restated will continue to promote the interests of the Company and its stockholders by encouraging key employees, non-employee directors and consultants to have a greater financial investment in the Company through ownership of its Common Stock. The following is a summary of the major provisions of the Plan.

General

The Plan authorizes the grant of incentives in the form of stock awards, stock options, performance units and stock appreciation rights. The Committee administers the Plan, selects the key employees, non-employee directors and consultants who are eligible to participate, and determines the timing and amounts of any awards. Key employees and other individuals are selected by the Committee on the basis of their ability to contribute significantly to the growth and profitability of the Company. Because participants are selected by the Committee, the number of individuals who will be eligible to participate in the future, and the amounts of any awards, cannot now be determined.

Stock Options

Options granted under the Plan, which may include incentive stock options satisfying the requirements of Internal Revenue Code Section 422, must have an exercise price of not less than the fair market value of Common Stock on the date of grant. Options for more than 250,000 shares of Common Stock may not be granted in any calendar year to any “covered employee,” as defined below. The exercise price of an option may be paid in cash, through the surrender of shares of Common Stock having a fair market value equal to the exercise price, or through a combination of the foregoing. Options will expire not later than ten years from the date of grant.

Stock Awards

Awards of Common Stock may be granted in payment of an award under any incentive compensation program or separately, on terms and conditions fixed by the Committee, including restrictions as to vesting or transferability of the award. Key employees who are covered by the Executive Stock Ownership Guidelines may elect to defer up to 33 1/3% of their annual bonus awards in the form of restricted shares, which deferrals will be matched by the Company with additional restricted shares. For “covered employees,” as defined under the current terms of Internal Revenue Code Section 162(m)(3), the selection of performance goals, and the determination by the Committee as to whether the goals have been attained, must be based on the requirements set forth in the description of performance units set forth below. No more than 250,000 shares of Common Stock may be awarded in any calendar year to any covered employee.

Performance Units

The Committee may grant performance units which are earned to the extent performance goals are attained. The Committee will establish in writing the target cash value or number of shares of Common Stock for each performance unit grant, the duration of the performance period and the specific performance goals. For covered employees, the performance goals selected by the Committee are limited to one or more of the following: operating expense ratios, total stockholder return, return on sales, return on equity, return on capital, return on assets, return on investment, earnings per share, revenues, market share, stock price, net operating income, net income, cash flow, retained earnings, results of customer satisfaction surveys, aggregate product price and other product price measures, service reliability and cost management, and the attainment of one or more of these goals relative to the performance of related corporations. Following the performance period, the Committee will determine the extent to which performance goals have been met and compute the payout to be received by each covered employee. The maximum amount payable in cash to a covered employee in any calendar year is $2,000,000, and the maximum number of shares of Common Stock that may be issued to a covered employee in any calendar year is 250,000.

Stock Appreciation Rights

Stock appreciation rights may be granted in connection with an option or may be granted independently. No more than 250,000 shares of Common Stock subject to stock appreciation rights may be granted to a covered employee in any calendar year. The holder of a stock appreciation right receives, upon exercise, cash or shares of Common Stock equal in value to the excess of the fair market value on the exercise date over the fair market value on the grant date, multiplied by the number of shares covered by the right or, if applicable, the option that is surrendered.

Termination Of Employment

In general, all unvested incentives are forfeited immediately upon termination of employment, except as the Committee may otherwise determine. In the event of retirement or disability, any options and stock appreciation rights remain exercisable for the shortest of 30 days from retirement, 12 months from disability or the remaining term of the options or rights. In the event of death while employed, or within 30 days following retirement or 12 months following disability, any options or stock appreciation rights remain exercisable for the shorter of 12 months or the remaining term of the options or rights. For other terminations of employment, the options and rights remain exercisable for the shorter of thirty days or their remaining term.

Change-In-Control

In the event of a “change-in-control,” the Committee, in its sole discretion, may (i) fully vest all incentives outstanding under the Plan, (ii) arrange to have all incentives assumed by the successor entity or replaced with incentives of equivalent value to purchase stock of the successor entity or (iii) cancel all outstanding incentives as of the date of the change-in-control but give participants the right to exercise incentives prior to the change-in-control. A “change-in-control” may be (i) a merger, consolidation or reorganization after which the holders of Common Stock immediately prior to the effective date thereof hold less than 51% of the outstanding common stock of the resulting or surviving entity; provided, however, that no change-in-control will occur if after the merger, consolidation or reorganization, a holder of common stock immediately prior to the effective date thereof is the largest stockholder of the surviving or resulting entity and owns at least 25% of the outstanding ownership interests in the surviving or resulting entity; (ii) a sale of all or substantially all of the assets of the Company,

(iii) certain persons or entities acquire more than 30% of the outstanding Common Stock, or (iv) there is a more than 50% turnover in the membership of the Board of Directors under circumstances not approved by the then current Board.

Nontransferability

No incentive may be assignable or subject to any encumbrance, pledge or charge; provided that, under such rules as the Committee may establish, a key employee may transfer an incentive, by gift or domestic relations order only, to any of such key employee’s family members (as defined in the Plan) if (i) the key employee’s award agreement so provides, (ii) the key employee does not receive any consideration for such transfer and

(iii) the key employee provides such documentation or information concerning such transfer or transferee as the Committee may reasonably request.

Limitation On Number Of Shares

The total number of shares of Common Stock that may be issued pursuant to incentives under the restated Plan, including shares previously authorized but not issued under the Plan, may not exceed 4,308,060. Of the 3,900,000 shares previously authorized to be issued under the Plan, approximately 638,475 shares have been issued and approximately 3,044,746 shares remain reserved for issuance upon exercise of outstanding options, leaving approximately 216,779 shares, or about 0.8% of outstanding Common Stock at December 31, 2003, available for grants under the Plan. If any outstanding award or awards granted under the Plan terminates or lapses, the shares reserved for those awards will be available for subsequent grants. In the event of any change in the outstanding shares of Common Stock by reason of a stock dividend or split, recapitalization, merger or other corporate change, the aggregate number of shares of Common Stock subject to each outstanding incentive, and the fair market value applicable to incentives, shall be appropriately adjusted by the Committee. Any shares of Common Stock that are surrendered in payment of the exercise price of an option, or that are surrendered or withheld in satisfaction of any tax liabilities resulting from an incentive, will be added to the aggregate number of shares of Common Stock available for issuance.

Amendment Or Discontinuance

The Plan may be amended or discontinued by the Committee, provided that stockholder approval is required for any amendment that would (i) increase the number of shares of Common Stock that may be issued under the Plan, (ii) amend the Plan’s change-in-control provisions, (iii) change the Plan terms applicable to performance unit grants, (iv) change the maximum number of shares that may be awarded pursuant to options, stock awards or stock appreciation rights, or (v) otherwise constitute a “material amendment” under applicable Nasdaq Stock Market rules.

Term

The Plan shall continue until terminated by the Board, until no shares of stock remain available for issuance or until April 2, 2014, whichever occurs first.

Federal Income Tax Consequences

The following discussion is based on current federal tax laws and regulations and should not be considered a complete description of the federal income tax consequences that apply to Plan participants. Accordingly, information relating to tax consequences is qualified by reference to current tax laws.

Stock Awards. The participant recognizes ordinary income in the year the stock award is distributed equal to the fair market value of the shares of Common Stock on the date of distribution, and the Company receives a corresponding tax deduction (subject to the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)). If the stock award is restricted stock, the participant does not recognize any taxable income on the stock while it is restricted. When the restrictions lapse, the participant’s taxable income equals the fair market value of the shares. The participant may, however, avoid the delay in computing the taxable income by filing with the Internal Revenue Service, within 30 days after receiving the shares, an election to determine the amount of taxable income at the time of receipt of the restricted shares.

Incentive Stock Options. There will be no federal income tax consequences to the participant or the Company upon the grant of an incentive stock option. Upon the exercise of an incentive stock option, the participant does not recognize any income. Nevertheless, the amount by which the fair market value on the exercise date exceeds the exercise price is an adjustment that increases alternative minimum taxable income, the base upon which alternative minimum tax is computed. If the participant has not been employed by the Company within three months preceding his or her exercise of the option, or if the shares acquired on exercise are sold at a gain within two years from the grant date, or within one year after the participant exercises the option, then the difference between the fair market value of the stock at the exercise date and the exercise price will be considered ordinary income. If the shares acquired on exercise are sold at a gain after they have been held at least one year and more than two years has elapsed since the grant date, the gain will be treated as long-term capital gain. Any loss recognized upon a taxable disposition of the shares generally would be characterized as a capital loss.

Non-Qualified Stock Options. There will be no federal income tax consequences to either the participant or the Company upon the grant of a non-incentive stock option. Upon the exercise of a non-incentive stock option, the participant recognizes taxable income in an amount equal to the difference between the fair market value of the shares of Common Stock at the time of exercise and the exercise price, times the number of option shares exercised. Generally, the Company receives a corresponding tax deduction for the taxable income recognized by the participant (subject to the limitations of Section 162(m) of the Code). Upon the subsequent sale of the shares acquired in the exercise, the participant will recognize a short-term or long-term capital gain or loss, depending on the length of time he or she has held the shares.

Stock Appreciation Rights. There are no federal income tax consequences to either the participant or the Company associated with the grant of a stock appreciation right. The participant will generally recognize ordinary income upon the exercise of a stock appreciation right in an amount equal to the aggregate amount of cash and the fair market value of shares received upon exercise, and the Company receives a corresponding tax deduction (subject to the limitations of Section 162(m) of the Code).

Performance Units. There are no federal income tax consequences to either the participant or the Company associated with the grant of performance units. Upon a payment on the performance units, the participant recognizes taxable income, and the Company receives a corresponding tax deduction (subject to the limitations of Section 162(m) of the Code).

The Board of Directors recommends that the stockholders vote “FOR” the restatement of the 2000 Stock Incentive Plan.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP to serve as CCC’s independent auditor for 2004. PricewaterhouseCoopers LLP and its predecessor, Price Waterhouse LLP, have been our auditor since our initial public offering in August 1996.

The Audit Committee requests that the stockholders ratify the appointment. The ratification of the independent auditor by the stockholders is not required by law or the Company’s by-laws. Traditionally, the Company has submitted this matter to the stockholders and believes that it is good practice to continue to do so. If the stockholders do not ratify the appointment, the Audit Committee will consider the selection of another public accounting firm for 2005 and future years.

One or more representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire, and they will be available to answer appropriate questions.

The Audit Committee recommends that the stockholders vote “FOR” the ratification of the appointment of the independent auditor.

BOARD OF DIRECTORS

Nomination of Directors

Director candidates are nominated by the Board acting upon the recommendation of the Company’s Compensation and Nominating Committee. The Compensation and Nominating Committee’s Charter directs the Committee to identify qualified candidates to become Board members and to evaluate and recommend to the Board nominees for election as directors. The Committee identifies director nominees through a variety of sources and methods that may include recommendations from officers, directors or stockholders of the Company and candidates identified by third-party search firms engaged by the Company for that purpose. Upon identification of a candidate for serious consideration, one or more members of the Compensation and Nominating Committee would conduct an initial interview and, if the candidate merited further consideration, the candidate would subsequently interview with all other Committee members (individually or as a group) and would meet the Company’s Chief Executive Officer, other executive officers and many of the other directors. Based on feedback gathered from each person who interviewed the candidate, the Compensation and Nominating Committee would then determine whether or not to recommend the candidate for nomination by the Board.

Regardless of the source of the nomination, all director nominees recommended by the Committee for nomination by the Board must be nominees whom the Committee, in the exercise of its judgment, has found to be well qualified and willing to serve. The Compensation and Nominating Committee’s Charter sets forth the following criteria the Committee may consider in recommending candidates for election to the Board of Directors: experience in corporate governance, such as serving as an officer or former officer of a publicly held company; experience in the Company’s industry; experience as a Board member of another publicly held company; and academic expertise in an area of the Company’s operations. There is no difference in the manner in which the Compensation and Nominating Committee evaluates director nominees based on whether the nominee is recommended by a stockholder.

The Compensation and Nominating Committee has adopted policies and procedures for consideration of director candidates recommended by stockholders and the identification and evaluation of director nominees (the “Nomination Policy”). The Nomination Policy provides that stockholders may recommend any person for consideration as a director by submitting the name and qualifications of such person to the Compensation and Nominating Committee, together with the information required to be disclosed about such person in a proxy statement for election of directors in accordance with the rules of the Securities and Exchange Commission. To be considered for election at an annual meeting, the Committee must receive this information not earlier than November 1 nor later than December 31 of the year preceding the annual stockholders meeting for which the stockholder is recommending a candidate for consideration. The Committee would then evaluate the possible nominee using the criteria outlined above and would consider such person in comparison to all other candidates. The Compensation and Nominating Committee is not obligated to nominate any such individual for election. No such stockholder nominations were received by the Committee for this Annual Meeting. Accordingly, no rejections or refusals of such candidates have been made by the Company.

Neither the Board nor the Compensation and Nominating Committee has implemented a formal policy regarding director attendance at the Annual Meeting. In 2003, one director attended the Annual Meeting.

Director Biographies

Set forth below are the names, ages, principal occupations and other information with respect to the director nominees. The Board believes that each of the director nominees, other than Mr. Ramamurthy, qualifies as an independent director under Rule 4200(a)(15) of The Nasdaq Stock Market listing standards.

Morgan W. Davis, Age 53, Managing Director, OneBeacon Insurance Group LLC.

Mr. Davis has served as one of our directors since 1995. He is a Managing Director of OneBeacon Insurance Group LLC. Mr. Davis previously served as Chairman of the Peninsula Insurance Company, Chairman of Valley Group, Inc. and was the founder and former President and Chief Executive Officer of White Mountains Insurance Company. Currently, Mr. Davis also serves as a director for Claim IQ, Esurance Inc., Farmers Union Insurance Co. and ABRA Auto Body & Glass. Mr. Davis is a member of the Finance Committee, the Compensation and Nominating Committee and the Audit Committee and, on the date of the Annual Meeting, he will become the Chair of the Audit Committee.

Michael R. Eisenson, Age 48, Managing Director and Chief Executive Officer, Charlesbank Capital Partners, LLC.

Mr. Eisenson has served as one of our directors since 1998. He is a Managing Director and the Chief Executive Officer of Charlesbank Capital Partners, LLC, a private investment firm formed on July 1, 1998, and the successor to Harvard Private Capital Group, Inc. Prior to joining Harvard in 1986, Mr. Eisenson was a manager with The Boston Consulting Group, where he provided strategic planning assistance to multinational corporations. Mr. Eisenson serves on the Board of Directors of Playtex Products, Inc., United Auto Group, Inc., Universal Technical Institute, Inc and Catlin Group Limited. He also currently serves on the Board of Directors of several Charlesbank portfolio companies. Mr. Eisenson is a member of the Compensation and Nominating Committee and is Chairman of the Finance Committee.

J. Roderick Heller III, Age 66, Chairman and Chief Executive Officer, Carnton Capital Associates.

Mr. Heller has served as one of our directors since August, 2003. He is Chairman and Chief Executive Officer of Carnton Capital Associates, a private investment company. Mr. Heller previously served as Chairman and Chief Executive Officer of NHP, Inc. and as President and Chief Executive Officer of Bristol Compressors, Inc. Mr. Heller serves as a director of York International Corporation, First Potomac Realty Trust and two private technology-focused companies, E-Law Forum and Auto-trol Technology Corporation. Mr. Heller is a member of the Audit Committee.

Thomas L. Kempner, Age 76, Chairman and Chief Executive Officer, Loeb Partners Corporation.

Mr. Kempner has served as one of our directors since 1983. Since 1983 he has also served as Chairman and Chief Executive Officer of Loeb Partners Corporation, an investment banking, registered broker/dealer and registered investment advisory firm. He also serves as a director of Alcide Corporation, Dyax Corporation, Fuel Cell Energy, IGENE BioTechnology, Inc., Insight Communications Company, Inc. and Intermagnetics General Corporation, and is director emeritus of Northwest Airlines, Inc. On the date of the Annual Meeting,

Mr. Kempner’s term as a member of the Compensation and Nominating Committee will expire and he will become a member of the Audit Committee.

Githesh Ramamurthy, Age 43, Chairman and Chief Executive Officer, CCC Information Services Group Inc.

Mr. Ramamurthy has served as one of our directors since 1999. He joined CCC in July 1992 as Executive Vice President—Product Engineering and Chief Technology Officer. In January 1996, he assumed the position of President—Insurance Division while retaining the position of Chief Technology Officer and in July 1997, he became President and Chief Operating Officer. In July 1999, Mr. Ramamurthy assumed the position of Chief Executive Officer while retaining the position of President. Mr. Ramamurthy became our Chairman in June 2000. Mr. Ramamurthy retained the titles of Chief Executive Officer and Chairman when Edward B. Stevens joined the Company as President and Chief Operating Officer in November 2001. Prior to joining CCC,

Mr. Ramamurthy was a founding member of Sales Technologies, Inc., a field sales automation software company, which was acquired by Dun & Bradstreet in 1989. Mr. Ramamurthy is also a director of Softech, Inc. Mr. Ramamurthy is a member of the Finance Committee.

Mark A. Rosen, Age 53, Managing Director, Charlesbank Capital Partners, LLC.

Mr. Rosen has served as one of our directors since 1998. He is a Managing Director of Charlesbank Capital Partners, LLC. Mr. Rosen has been with Charlesbank and its predecessor, Harvard Private Capital Group, Inc., since 1994. Prior to joining Charlesbank, Mr. Rosen was a principal of the Conifer Group, a strategy consulting firm, and President of Morningside/North America Limited, a private investment company. He currently serves on the Board of Directors of several Charlesbank portfolio companies. Mr. Rosen is currently Chairman of the Audit Committee, however his term as Chair and a member of the Audit Committee will expire on the date of the Annual Meeting.

Herbert S. “Pug” Winokur, Jr., Age 60, Chairman and Chief Executive Officer, Capricorn Holdings, Inc.

Mr. Winokur has served as one of our directors since 1998. He is Chairman and Chief Executive Officer of Capricorn Holdings, Inc., a private investment company, and Managing General Partner of Capricorn Investors II, L.P. and Capricorn Investors III, L.P., private investment partnerships concentrating on investments in restructure situations, organized by Mr. Winokur in 1994 and 1999, respectively. He is also a Managing Member of Capricorn Holdings, LLC and Capricorn Holdings III, LLC, which are general partners of Capricorn Investors II, L.P. and Capricorn Investors III, L.P., respectively. Prior to his current appointment, Mr. Winokur was Senior Executive Vice President and director of Penn Central Corporation. Mr. Winokur is also a director of Mrs. Fields’ Companies, Inc., Holland Series Fund, Inc. and NATCO Group, Inc. Mr. Winokur is Chairman of the Compensation and Nominating Committee and a member of the Finance Committee.

Contractual Arrangements Regarding Election of Directors

White River Ventures, Inc. (“White River”) and Capricorn Investors II, L.P. (“Capricorn II”) were parties to a Shareholders Agreement dated August 8, 1998 (the “1998 Shareholders Agreement”), pursuant to which they agreed to take all reasonable action as shareholders to cause the election to the Board of one individual designated from time to time by Capricorn II and any individuals designated from time to time by White River. As of March 1, 2004, White River and Capricorn II were the beneficial owners of 33.62% and 5.96%, respectively, of our outstanding Common Stock. For additional information concerning White River and Capricorn III, please see below under the caption “Ownership of CCC Stock.” In March, 2004, White River and Capricorn II terminated the 1998 Shareholders Agreement.

Pursuant to a Securities Purchase Agreement dated February 23, 2001 (the “Securities Purchase Agreement”) among the Company, CCC Capital Trust and Capricorn Investors III, L.P. (“Capricorn III”), Capricorn III has the right to designate one individual to be elected to the Board (the “Capricorn Director”). In addition, the Securities Purchase Agreement provides that the Capricorn Director shall be a member of the Compensation and Nominating Committee of the Board and that the Chairman of such committee be reasonably acceptable to the Capricorn Director. Capricorn III’s rights under the Securities Purchase Agreement will terminate if Capricorn III sells or transfers its Warrant to purchase 1,200,000 shares of CCC common stock or the shares underlying the Warrant, and, as a result of such sale or transfer, Capricorn III no longer owns at least 5% of the Company’s outstanding Common Stock. As of March 1, 2004, Capricorn III was the beneficial owner of 5.12% of our outstanding Common Stock. Although Capricorn III has not formally exercised the foregoing rights under the Securities Purchase Agreement, we note that one of our directors, Herbert S. Winokur, Jr., is also the Managing General Partner of Capricorn III.

Meetings and Committees of the Board of Directors

During 2003, the Board held five meetings. The Board also regularly holds executive sessions of those members of the Board whom the Board has determined meet the standards of independence set forth in Rule 4200(a)(15) of The Nasdaq Stock Market listing standards. The Board has three standing committees: the Audit Committee, the Compensation and Nominating Committee and the Finance Committee. During 2003, all directors attended more than 75% of all the meetings of the Board and each committee on which they served.

The Audit Committee, which met eight times during 2003, currently consists of Mark A. Rosen (Chairman), Morgan W. Davis and J. Roderick Heller, III. Other directors who served on the Audit Committee in 2003 included Dudley C. Mecum, who served on the Committee until his retirement from the Board of Directors on May 20, 2003, and Herbert S. “Pug” Winokur, Jr., who served on the Committee from May 20, 2003 until Mr. Heller joined the Committee on August 20, 2003. Effective as of the date of the Annual Meeting, Mr. Rosen’s term on the Audit Committee will expire, Thomas L. Kempner will join the Committee, and Morgan W. Davis will become Chair of the Committee. Following these changes, the Committee will consist of Mr. Davis (Chair),

Mr. Heller and Mr. Kempner, each of whom meets the independence standards of Rule 4200(a)(15) and the audit committee qualifications of Rule 4350(d)(2) of The Nasdaq Stock Market listing standards. The Board has determined that each of Messers. Davis, Heller and Kempner is an “audit committee financial expert,” as such term is defined in the rules of the Securities and Exchange Commission, and is independent as described in the preceding sentence. The Audit Committee selects and oversees the work of the independent auditor and reviews and approves the scope of the audit, the financial statements, the independent auditor’s letter of comments, if any, and management’s responses thereto. Other functions of the Committee include reviewing the independence of the independent auditor, reviewing the Company’s financial results and Securities and Exchange Commission filings, reviewing the effectiveness of the Company’s internal controls and approving all audit and non-audit services performed by the Company’s independent auditor. The Board of Directors has adopted a written charter for the Audit Committee, which is attached hereto as Annex B and which may be found on the Company’s website at http://www.cccis.com/static/investorrelations/audit_committee_charter.pdf. The report of the Audit Committee with respect to 2003 begins on page 16 hereof.

The Compensation and Nominating Committee, which met five times during 2003, currently consists of Herbert S. Winokur, Jr. (Chairman), Morgan W. Davis, Michael R. Eisenson and Thomas L. Kempner. Mr. Kempner’s term on the Compensation and Nominating Committee will expire on the date of the Annual Meeting, at which time the Committee will consist of Mr. Winokur (Chairman), Mr. Davis and Mr. Eisenson. The Board believes that each of Mr. Winokur, Mr. Eisenson and Mr. Davis meets the independence standards of Rule 4200(a)(15) of The Nasdaq Stock Market listing standards. The Compensation and Nominating Committee establishes the compensation programs for officers of CCC, reviews overall compensation and benefit programs of CCC, approves participants in, and grants given pursuant to, the 2000 Stock Incentive Plan, and recommends individuals for nomination by the Board for election as directors. The Board has adopted a charter for the Compensation and Nominating Committee, which may be found on the Company’s website at http://www.cccis.com/static/investorrelations/compensation nominating committee charter.pdf. The report of the Compensation and Nominating Committee with respect to 2003 begins on page 12 hereof.

The Finance Committee, which met eight times during 2003, consists of Michael R. Eisenson (Chairman), Morgan W. Davis, Githesh Ramamurthy and Herbert S. Winokur, Jr. The Finance Committee is responsible for reviewing the current and proposed financial condition and capital structure of CCC and advising the Board of Directors on significant financial matters involving CCC, including financing and potential merger and acquisition activities.

The Board has also adopted the CCC Information Services Group Inc. Code of Ethics, which may be found on the Company’s website at http://www.cccis.com/static/investorrelations/code_of_ethics.pdf. The Audit Committee has established a hotline maintained by a third party vendor through which confidential complaints may be made by employees regarding: accounting and auditing matters, accuracy of financial reports and other public communications, compliance with law and regulations, conflicts of interest, embezzlement, falsification of contracts, reports or records, internal accounting controls or other violations of company policy. Reports may be made by calling a toll-free telephone number or by accessing a secure website. Any reports submitted through this process are presented to the Audit Committee on a regular, periodic basis.

Stockholders may communicate directly with CCC’s Board of Directors by sending a letter to the CCC Information Services Group Inc. Board of Directors, World Trade Center Chicago, 444 Merchandise Mart, Chicago, Illinois 60654. All communications directed to the Board will be received and processed by the CCC Law Department and will be transmitted to the Chairman of the Audit Committee without any editing or screening by the Law Department.

Compensation of Directors

We paid a fee of $5,450 to each director not employed by us, our subsidiaries or affiliates for each of the four quarterly Board meetings held during 2003. In accordance with the internal policies of their employer,

Mr. Eisenson and Mr. Rosen do not personally accept director compensation. We pay any compensation due to Mr. Eisenson or Mr. Rosen for serving as directors directly to Harvard Management Company, Inc. Additionally, we pay all fees due to Mr. Winokur directly to Capricorn Investors II, L.P. and Capricorn Investors III, L.P.

On August 19, 2003, the Compensation and Nominating Committee approved a grant of 4,000 shares of restricted stock under the 2000 Stock Incentive Plan to two members of the Audit Committee, Mr. Davis and Mr. Heller. These shares will vest in equal installments of 1,000 shares on each anniversary of the date of the grant, provided that the director remains a member of the Board on such date. The third member of the Audit Committee, Mr. Rosen, did not receive a restricted stock grant because, in accordance with the internal policies of his employer, all of Mr. Rosen’s compensation for service on the Board is paid directly to Harvard Management Company, Inc. CCC’s 2000 Stock Incentive Plan requires that grants of restricted stock be made to eligible individuals and does not permit grants to be made to an entity. Therefore, in lieu of a grant of restricted stock, the Board approved an annual cash payment by CCC to Harvard Management Company, Inc. in an aggregate amount that is approximately equal to the value of the 4,000 shares of restricted stock granted to Mr. Davis and Mr. Heller. These payments will be made in four equal installments on each anniversary of the date of Board approval of the payment, provided that Mr. Rosen remains a member of the Board on such date.

COMPENSATION AND NOMINATING COMMITTEE REPORT

The following report of the Compensation and Nominating Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference therein.

The Compensation and Nominating Committee is responsible for assisting the Board in discharging the Board’s responsibilities regarding:

•	identification of qualified candidates to become Board members;

•	evaluation and selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected) and selection of candidates to fill any vacancies on the Board;

•	oversight of the Board’s annual review of its performance;

•	annual review of the performance and compensation of the Company’s senior executives, including by designing (in consultation with management or the Board), recommending to the Board for approval, and evaluating the compensation plans, policies and programs of the Company; and

•	preparation of an annual report on executive compensation for inclusion in the Company’s proxy materials in accordance with applicable rules and regulations.

The Compensation and Nominating Committee is currently composed of four independent, non-employee directors who have no interlocking relationships.

Compensation Philosophy

Our compensation philosophy is that each employee’s total cash compensation will vary with CCC’s performance relative to our financial objectives and with the contribution of the employee in achieving both financial and non-financial objectives. Our compensation programs are designed to encourage high performance, promote accountability and assure that employee interests are aligned with the interests of our stockholders.

We have three performance-based compensation programs in which the majority of our employees are eligible to participate. Employees who are not compensated on a commission basis participate in the employee incentive plan. Our top forty managers, including our executive officers, participate in the management incentive plan in lieu of participation in the employee incentive plan. All of our employees, excluding executive officers, also are eligible to participate in a spot award plan.

Total cash compensation. Total cash compensation for the majority of our employees, including executive officers, consists of:

•	base salary;

•	either a cash bonus through the employee incentive plan that is related to the achievement of our financial objectives or a cash incentive through the management incentive plan that is related both to the achievement of our financial objectives and to the employee’s contribution relative to objectives that are aligned with the achievement of our operating goals; and

•	discretionary spot cash awards, subject to certain limits, for non-executive employees to recognize outstanding achievement on specific projects or assignments.

Long-term incentive compensation. Long-term incentive compensation is realized through stock option grants. Stock options generally are granted pursuant to the terms of the 2000 Stock Incentive Plan. Prior to June 28, 2000, the effective date of the 2000 Stock Incentive Plan, we granted options pursuant to our 1997 Stock Option Plan. Typically, stock options vest over four years at a rate of 25% per year; however, under the 2000 Stock Incentive Plan, the Compensation and Nominating Committee retains discretion to establish different vesting schedules for specific awards as necessary.

We encourage employees to own stock as a way to align the interests of our employees with the interests of our stockholders. Stock options directly link a portion of an employee’s compensation to the interests of stockholders by providing an incentive to maximize share value. Stock options have value for an employee only if the price of our stock increases above the fair market value on the grant date and the employee remains in our employment for the period required for the stock option to be exercisable.

Key employees and executive officers are eligible to receive stock option grants on an annual basis. Eligible employees may also receive off-cycle grants. The Compensation and Nominating Committee authorizes stock option grants based on a number of factors, including market conditions and individual contribution.

In addition to encouraging stock ownership by granting stock options, we further encourage our employees to own CCC stock through a tax-qualified employee stock purchase plan. The employee stock purchase plan is available to all of our employees. The employee stock purchase plan allows participants, subject to certain limitations, to buy CCC stock at a discount to the market price through payroll deductions.

Executive Compensation

In setting executive salaries, the Compensation and Nominating Committee reviews information related to executive compensation of companies whose products, markets, or employee skills are considered generally comparable to those of CCC. The Compensation and Nominating Committee also reviews information on executive compensation from similar size companies across a broad cross section of industries. While there is no specific formula for establishing pay, base salaries are set near the median for similar positions at comparable companies. Annual incentive targets as a percent of salary are established so that total cash compensation—base salary plus target incentive—is market competitive at target performance. Cash incentives for our corporate executives, including those awarded to our Chief Executive Officer, Githesh Ramamurthy, are linked directly to achieving our aggressive financial growth and operating goals. Individual awards may vary somewhat based on the executive’s specific contribution to those results. As a result, above-average total cash compensation is achieved only for outstanding results, executives are accountable for overall performance, and stockholder interests are aligned across the Company.

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that we may deduct in any year with respect to each of our five most highly paid executive officers. The Compensation and Nominating Committee believes that the 2000 Stock Incentive Plan, the employee bonus plan, and the management incentive plan have been structured in a manner to preserve full deductibility of compensation under the requirements of Section 162(m) of the Code.

Base Salary. The Compensation and Nominating Committee reviews the history of and approves proposals for base compensation for each of our executive officers and for all other employees whose base salaries meet or exceed $150,000 annually. The Compensation and Nominating Committee engages in a regular review of the performance of executive officers and other highly compensated employees. In keeping with our compensation philosophy, the Compensation and Nominating Committee approves increases to base salaries based primarily on an individual’s contribution to the achievement of our financial and non-financial business objectives, subject to certain market or economic guidelines.

Performance-Based Compensation. Mr. Ramamurthy and most other executive officers participate in our management incentive plan. Under this plan, the Compensation and Nominating Committee has established a scaled annual earning potential for our executives that provides significant incentives for our executives to meet or exceed aggressive goals.

The management incentive plan is a cash-based annual incentive program that is designed to drive outstanding performance, promote direct accountability for results and align the interests of executives with the interests of stockholders. The management incentive plan is partially funded when we reach a threshold financial performance goal, is fully funded when we reach certain aggressive growth goals related to revenue and earnings, and receives additional funding for financial growth that exceeds target performance. The Compensation and Nominating Committee establishes threshold and growth targets and has the discretion to vary funding as warranted by extraordinary circumstances or business conditions. The management incentive plan was funded at 30.6% based on the achievement of CCC’s revenue and profitability goals.

Incentive awards for individual participants in the management incentive plan, including our executive officers, may vary based on the individual’s contribution relative to specific, individual performance objectives that are aligned with our aggressive financial and operating goals. This construct assures that incentives for key employees are linked to the employee’s direct contribution to operating and financial results. It also assures that target awards are earned only through strong individual performance, and that above-target awards can only be earned though outstanding individual performance.

Mr. Ramamurthy has an incentive target of 75% of base salary. Other executive officers who participate in the management incentive plan have incentive targets of 50% of base salary. The Compensation and Nominating Committee approves all incentive awards for executive officers under the management incentive plan as well as for other employees with annual base salaries of $150,000 or higher.

Stock Options. We encourage executive officers to own our stock, in part through regular stock option grants. Stock option grants for executives are a key element of market-competitive total compensation, aid in the retention of key executive talent and align the interests of executives with those of our stockholders.

Stock options for the executive officers are granted upon the recommendation of management and the approval of the Compensation and Nominating Committee. We consider market conditions, job performance, and the scope of the executive’s responsibilities in determining individual grant amounts. In general, stock options vest in equal increments over a four-year period and must be exercised not later than ten years from the date of grant. Stock options granted to executive officers prior to June 28, 2000 were granted under the 1997 Stock Option Plan, and grants to executive officers made on or after that date were made under the 2000 Stock Incentive Plan. We grant stock options at a price equal to the fair market value on the date of grant.

During 2003, the Compensation and Nominating Committee granted a total of 561,325 stock options to selected employees, of which 222,500 stock options were granted to Company executives.

Executive Stock Ownership Plan. During the fiscal year ended December 31, 2000, the Compensation and Nominating Committee approved executive stock ownership guidelines for the purpose of aligning the interests of executive officers with the interests of stockholders through stock ownership. These guidelines apply to our chief executive officer and members of our executive management group, and recommend that our chief executive officer own a number of shares of our Common Stock with a value equal to eight times his annual base salary, and that each member of our executive management group own a number of shares of our Common Stock with a value equal to four times his or her annual base salary. The Compensation and Nominating Committee will review recommended stock ownership guidelines and revise them as necessary during the 2004 fiscal year.

Chief Executive Officer Compensation

During 2001, we executed a new employment agreement with Githesh Ramamurthy, our Chairman and Chief Executive Officer. The effective date of Mr. Ramamurthy’s new employment agreement is July 1, 2001, concurrent with the expiration date of his former employment agreement. The current employment agreement expires on December 31, 2004. Although Mr. Ramamurthy has an employment contract, his base salary, incentive pay and stock option grants are determined in the same manner as described above for all executive officers.

The Compensation and Nominating Committee accepted Mr. Ramamurthy’s recommendation that he and certain other executive officers forego increases to base salary during 2003. Accordingly, Mr. Ramamurthy’s annual base salary for fiscal year 2003 was $463,500, which was unchanged from his salary for fiscal year 2002.

Under the management incentive plan, Mr. Ramamurthy’s incentive award for 2003 was $106,373. Consistent with other executive officers, Mr. Ramamurthy’s incentive award was based on management incentive plan funding at 30.6% based on the achievement of CCC’s revenue and profitability goals.

We encourage and support Mr. Ramamurthy to increase his stock ownership. As with other executives, we support Mr. Ramamurthy’s ownership through a number of vehicles, including stock option grants. During 2003 Mr. Ramamurthy received one grant totaling 52,500 options to purchase shares of our common stock under the 2000 Stock Incentive Plan. The options have an exercise price of $17.48 and vest at a rate of 25% per year over four years.

Pursuant to the provisions of the 2000 Stock Incentive Plan, on December 18, 2001, the Compensation and Nominating Committee approved a loan to Mr. Ramamurthy of $1,200,000 to purchase 192,000 shares of treasury stock at a price of $6.25 per share. This transaction was completed on January 15, 2002, when Mr. Ramamurthy executed a $1,200,000 promissory note with us to purchase such shares. On February 28, 2003, Mr. Ramamurthy paid $122,195.46 in accrued interest on this loan and on June 30, 2003 Mr. Ramamurthy paid $1,227,074.03 to satisfy the remaining outstanding balance of all principal and interest due under this loan. The loan to Mr. Ramamurthy was entered into prior to enactment of the Sarbanes-Oxley Act. Accordingly, the loan to Mr. Ramamurthy was not subject to the provisions of the Sarbanes-Oxley Act, provided that there was no material modification or renewal of the loan. For additional information concerning the terms of this loan, please see “Transactions With Management and Others” below.

Compensation and Nominating Committee Members

Herbert S. Winokur, Jr. (Chairman)

Morgan W. Davis

Michael R. Eisenson

Thomas L. Kempner

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2003, our Compensation and Nominating Committee consisted of Herbert S. Winokur, Jr. (Chairman), Morgan W. Davis, Michael R. Eisenson and Thomas L. Kempner. For certain additional information relating to Mr. Davis, please see below under the caption “Executive Compensation—Transactions With Management and Others.”

During the fiscal year ended December 31, 2003, none of our executive officers: (1) served as a director of: another entity in which one of the executive officers of such entity served on our Compensation and Nominating Committee; (2) served as a member of the compensation committee of another entity in which one of the executive officers of such entity served on our Compensation and Nominating Committee; or (3) served as a member of the compensation committee of any other entity in which one of the executive officers of such entity served as a member of our Board of Directors.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference therein.

The Audit Committee acts under a written charter originally adopted in December 1998 and subsequently amended in June 2000, April 2002 and February 2004. The Audit Committee of the Board of Directors was composed of three directors during 2003. The current members of the Audit Committee are Mark A. Rosen (Chairman), Morgan W. Davis and J. Roderick Heller, III. Other directors who served on the Audit Committee in 2003 included Dudley C. Mecum, who served on the Committee until his retirement from the Board of Directors on May 20, 2003, and Herbert S. “Pug” Winokur, Jr., who served on the Committee from May 20, 2003 until Mr. Heller joined the Committee on August 20, 2003. Effective as of the date of the Annual Meeting, Mr. Rosen’s term on the Audit Committee will expire, Thomas L. Kempner will join the Committee, and Morgan W. Davis will become Chair of the Committee. Following these changes, the Committee will consist of Mr. Davis (Chair), Mr. Heller and Mr. Kempner, each of whom meets the independence standards of Rule 4200(a)(15) and the audit committee qualifications of Rule 4350(d)(2) of The Nasdaq Stock Market listing standards. The Board has determined that each of Messrs. Davis, Heller and Kempner is an “audit committee financial expert,” as such term is defined in the rules of the Securities and Exchange Commission, and is independent as described in the preceding sentence.

Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditor is responsible for auditing those financial statements in accordance with generally accepted accounting standards and expressing an opinion on the conformity of those audited financial statements in accordance with generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and review these processes. However, the Audit Committee members are not professionally engaged in the practice of accounting or auditing. The Audit Committee relies on the information provided to it and on the representations made by management and the independent auditor.

Review with Management

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in CCC’s Annual Report on Form 10-K for 2003 with management. Management has represented to the Audit Committee that CCC’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.

Review with Independent Auditor

The Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent auditor, matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). These discussions have included a review as to the quality, not just the acceptability, of our accounting principles.

Our independent auditor also provided to the Audit Committee written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditor the auditor’s independence from management and CCC. The Audit Committee has also considered whether the provision of non-audit services is compatible with maintaining the auditor’s independence. The Audit Committee has engaged PricewaterhouseCoopers LLP to audit CCC’s 2004 financial statements.

All persons who spent more than fifty percent of their hours of employment on performing audits of us during 2003 were full-time permanent employees of PricewaterhouseCoopers LLP.

Recommendation

Based on the Audit Committee’s discussion with management and the independent auditor, the Audit Committee’s review of the representations of management and the report of the independent auditor to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in CCC’s Annual Report on Form 10-K for 2003 filed with the Securities and Exchange Commission.

Respectfully submitted,

Mark A. Rosen (Chairman)

Morgan W. Davis

J. Roderick Heller, III

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2003 and December 31, 2002 by the Company’s independent auditor, PricewaterhouseCoopers, LLP.

	December 31
	2003		2002
Audit Fees	$275,810		$258,950
Audit-Related Fees	$21,630	(a)	$50,578	(b)
Tax Fees	$0		$81,994	(c)
All Other Fees	$0		$23,400	(d)

Total	$297,440		$414,922

(a)	Includes fees for services related to a benefit plan audit.
(b)	Includes fees for services related to a benefit plan audit and a subsidiary audit.
(c)	Includes fees for services related to tax compliance and tax planning.
(d)	Includes fees for services related to a review of the Company’s information systems not performed in connection with the audit.

The Audit Committee of the Board is responsible for pre-approving all audit and permitted non-audit services to be performed by the Company’s independent auditor, except as described below.

The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”), which sets forth general guidelines for the permissible scope and nature of audit services and any permitted non-audit services to be performed by the independent auditor. Under the Pre-Approval Policy, the engagement to provide the proposed services may be either explicitly approved by the Committee (“separate pre-approval”) or entered into pursuant to pre-approval policies and procedures established by the Committee, provided that the policies and procedures are detailed as to the particular service, the Committee is informed of each service, and such policies and procedures do not include delegation of the Committee’s responsibilities to management (“pre-approval based on policies and procedures”). The Committee believes that the combination of these two approaches will result in an effective and efficient procedure to pre-approve services performed by the independent auditor. Unless a type of service is pre-approved under this Pre-Approval Policy, it will require separate pre-approval by the Committee if it is to be provided by the independent auditor. The Pre-Approval Policy includes a description of the audit, audit-related, tax and all other services that have been pre-approved by the Committee. The Committee will periodically review and revise the list of pre-approved services as necessary from time to time.

Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitutes no more than 5% of the total amount of revenues paid by the Company to the independent auditor during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of the engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to completion of the audit. No services were provided by PricewaterhouseCoopers LLP pursuant to this exception in 2003.

EXECUTIVE OFFICERS

Set forth below is certain information concerning the current executive officers of CCC, based on data furnished by them:

Name	Age	Position
Githesh Ramamurthy	43	Chairman and Chief Executive Officer
Edward B. Stevens	51	President and Chief Operating Officer
J. Laurence Costin, Jr.	63	Vice Chairman
Mary Jo Prigge	46	President, Sales and Service
Reid E. Simpson	47	Executive Vice President and Chief Financial Officer
James T. Beattie	55	Executive Vice President and Chief Technology Officer
Robert S. Guttman	51	Senior Vice President, General Counsel and Secretary
Oliver G. Prince, Jr.	50	Senior Vice President, Human Resources
Thomas W. Baird	42	Senior Vice President, Corporate and Business Development
James A. Dickens	43	Senior Vice President, Marketing and Product Management

Except as discussed below, all of these officers of CCC have held executive positions with CCC for more than three years.

Githesh Ramamurthy joined CCC in July 1992 as Executive Vice President—Product Engineering and Chief Technology Officer. In January 1996, he assumed the position of President—Insurance Division while retaining the position of Chief Technology Officer and in July 1997, he became our President and Chief Operating Officer. In July 1999, Mr. Ramamurthy assumed the position of Chief Executive Officer while retaining the position of President. In June 2000, Mr. Ramamurthy also assumed the position of Chairman of CCC. Mr. Ramamurthy retained the titles of Chief Executive Officer and Chairman when Edward B. Stevens joined the Company as President and Chief Operating Officer in November 2001. Prior to joining CCC, Mr. Ramamurthy was a founding member of Sales Technologies, Inc., a field sales automation software company, where he directed product development activities. Sales Technologies customers included numerous Fortune 100 clients in the United States and Europe. Sales Technologies was acquired by Dun & Bradstreet in 1989.

Edward B. Stevens joined CCC in November 2001 as President and Chief Operating Officer. Prior to joining CCC, Mr. Stevens served in various management positions from 1994 to 2001 with American Financial Group, including President and Chief Executive Officer of Atlanta Casualty Companies and President and Chief Executive Officer of Windsor Insurance Group. From 1992 to 1994 Mr. Stevens served in various management positions with Pepsico Foods International and from 1986 to 1992, Mr. Stevens served in various management positions with Progressive Corporation, including President, North Atlantic Division.

J. Laurence Costin, Jr. joined CCC in February 1983 as Executive Vice President responsible for our sales and client field service organization. He currently serves as Vice Chairman, a position he has held since May 1983. Prior to joining CCC, Mr. Costin was Senior Vice President and General Manager for the Midwest region of Seligman & Latz, Inc., a Fortune 500 company which managed department store concessions.

Mary Jo Prigge joined CCC in October 1998 as Executive Vice President of the Claims Settlement Division and is currently President, Sales and Service. Prior to joining CCC, Ms. Prigge served from March 1991 through October 1998 in various management positions initially with Globe Glass and Mirror and, subsequent to two mergers, most recently as Senior Vice President of Operations with Safelite Autoglass.

Reid E. Simpson joined CCC in September 1999 as Executive Vice President and Chief Financial Officer. Prior to joining CCC, Mr. Simpson was the Chief Financial Officer of The Signature Group from October 1998 to September 1999. From 1997 to 1998, Mr. Simpson was the Senior Vice President Finance and Administration and Chief Financial Officer of Delphi Information Systems, Inc. From 1993 to 1997, Mr. Simpson was the Vice President—Finance and Chief Financial Officer of DonTech, a partnership between Ameritech and The Dun & Bradstreet Corporation. In April 2004, Mr. Simpson announced his decision to resign from the Company, effective April 30, 2004.

James T. Beattie joined CCC in June 2001 as Vice President and Chief Technology Officer of the Company’s DriveLogic division and is currently Executive Vice President and Chief Technology Officer of the Company. Prior to joining CCC, Mr. Beattie was Chief Technology Officer of Britannica.com from 1998 to June 2001. From 1994 to 1998 Mr. Beattie was Vice President and General Manager, New Media Services at Infonautics Corporation.

Thomas W. Baird joined CCC in October 2002 as Senior Vice President, Corporate and Business Development. Prior to joining CCC, Mr. Baird was Vice President, Corporate Strategy and Development and Vice President, New Ventures of The Reynolds and Reynolds Company from 1999 to 2002. From 1998 to 1999, he was Director, Corporate Development of TRW, Inc. From 1993 to 1998, Mr. Baird was Director, International Business Development of TRW’s Space and Electronics Group.

James A. Dickens joined CCC in December 1991 as an account manager in our Auto Body Systems division. From January 1998 to December 1998, Mr. Dickens was Zone Vice President, Automotive Services of the Company. From January 1999 to May 2002, he was Group Vice President, Automotive Services of the Company. Since May 2002, Mr. Dickens has been Senior Vice President, Marketing and Product Management of the Company.

Robert S. Guttman joined CCC in January 2000 as Senior Vice President, General Counsel and Secretary. Prior to joining CCC, Mr. Guttman was an attorney at Sears, Roebuck and Co. for 14 years in various capacities which included Associate General Counsel, Information Technology and E-Commerce in 1999; Assistant General Counsel, Information Technology from 1997 to 1999; Acting Vice President of Law, Sears Home Services in 1998 and Legal Services Director, Information Services in 1996.

Oliver G. Prince, Jr. joined CCC in February 1999 as Senior Vice President, Human Resources. Prior to joining CCC, Mr. Prince was Senior Vice President, Human Resources and Assistant Corporate Secretary for The Celtic Group from 1997 to 1999. From 1987 to 1997, Mr. Prince served in various capacities at the CNA Insurance Companies which included Vice President, Human Resources Services from 1995 to 1997, Assistant Vice President, CNA Consulting Group from 1994 to 1995, and Assistant Vice President of Corporate Real Estate from 1993 to 1994.

Employment Agreements

Each of Mr. Ramamurthy, Mr. Simpson and Mr. Costin serves as an officer of the Company pursuant to an employment agreement.

Mr. Ramamurthy serves as Chairman and Chief Executive Officer pursuant to an employment agreement, entered into in July 2001, which runs for an initial term expiring on December 31, 2004 and successive two-year terms thereafter unless terminated by either party. The agreement provides for an annual base salary of $450,000, subject to annual merit increases from time to time. In 2002, Mr. Ramamurthy received a merit increase in salary which increased his salary to $463,500. Mr. Ramamurthy did not receive a merit increase in salary during 2003. Mr. Ramamurthy is also eligible to receive a performance bonus targeted at 75% of his base salary, as determined by the Compensation and Nominating Committee of the Board, and he is eligible to participate in all other benefit plans maintained by the Company for its salaried employees. Mr. Ramamurthy’s employment agreement contains a non-compete provision, a change of control provision which extends Mr. Ramamurthy’s right to exercise vested and unvested options for up to eighteen (18) months following the change of control, and a provision which extends Mr. Ramamurthy’s right to exercise vested options under certain circumstances for up to eighteen (18) months following the termination of his employment. In addition, the agreement contains a provision that gives Mr. Ramamurthy the right to sell back to us the 192,000 shares of treasury stock he purchased from us at any time within two (2) years following the date of a termination without cause at the market price on the date of such transaction.

Mr. Simpson serves as Executive Vice President and Chief Financial Officer pursuant to an employment agreement entered into in August 1999, which runs for successive one year terms unless terminated by either party. The agreement provides for an annual base salary of $235,000, subject to annual merit increases from time to time. In 2003, Mr. Simpson received a merit increase in salary which increased his salary to $271,850. Mr. Simpson is also eligible to receive a performance bonus targeted at 50% of his base salary, as determined by the Compensation and Nominating Committee of the Board. He is also eligible to participate in all other benefit plans maintained by the Company for its salaried employees. Mr. Simpson’s employment agreement contains a non-compete provision, a change of control provision and a provision that allows Mr. Simpson to exercise all vested and unvested options under certain circumstances within 30 days after a change of control or an adverse change in the stock incentive plan. In April 2004, Mr. Simpson announced his decision to resign from the Company, effective April 30, 2004.

Mr. Costin serves as Vice Chairman pursuant to an employment agreement entered into in July 1994, which runs for successive one year terms unless terminated by either party. The agreement provides for an annual base salary of $230,000, subject to annual merit increases from time to time. In 2003, Mr. Costin received a merit increase in salary which increased his salary to $347,000. Mr. Costin is also eligible to receive a performance bonus of at least $70,000 per year, as determined by the Compensation and Nominating Committee of the Board. He is also eligible to participate in all other benefit plans maintained by the Company for its salaried employees. Mr. Costin’s employment agreement contains a non-compete provision.

Executive Severance Policy

In February 2004, the Compensation and Nominating Committee approved a severance policy for the Named Executive Officers and the Company’s other executive officers, excluding any executive who is a party to an employment agreement with the Company. Under this policy, if an executive officer is terminated without cause or resigns for good reason (as defined in the policy), the executive will be entitled to the severance benefits specified in the policy.

Under the severance policy, a terminated executive shall be entitled to receive an amount of up to one year’s salary and annual bonus, payable at the same time and in the same manner as the Company pays salary and bonuses to active employees for such year. Under the policy, terminated executives are entitled to receive twelve months of executive outplacement services from a provider selected or approved by the Company, and the Company will subsidize the executive’s COBRA premiums for health insurance during the severance period. If the termination occurs following a change of control of the Company and the Company’s bonus plan is not continued after the change of control, the executive shall be entitled to a lump sum payment of a prorated bonus amount calculated in accordance with a formula set forth in the severance policy. If the termination is without cause or for good reason within the 24-month period following a change of control, the executive’s unvested stock options or other stock incentives will vest immediately.

If the severance benefits provided under the policy, together with any other payments or benefits received by the terminated executive would (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) be subject to the excise tax imposed by Section 4999 of the Code, then the amount of severance benefits may, at the election of the executive made prior to termination of employment, be reduced to the extent necessary so that the excise tax would not apply to the executive. If the executive elects not to reduce his benefits and is subject to the excise tax, then the executive would be responsible for the payment of the excise tax and any interest, penalties or fines assessed in connection with such excise tax. In any event, the executive shall be responsible for all income taxes and applicable employment taxes, other than the portion of employment taxes for which the Company is responsible by law, on any benefits or payments under the severance policy.

EXECUTIVE COMPENSATION

Summary

The following Summary Compensation Table shows compensation information for our Chief Executive Officer and our four other most highly compensated executive officers whose aggregate cash compensation exceeded $100,000 during the last fiscal year (collectively, the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long Term Compensation Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)	Securities Underlying Options (1)	All Other Compensation
Githesh Ramamurthy(2) Chief Executive Officer	2003 2002 2001	463,500 463,500 450,000	106,373 395,649 384,463	— — —	52,500 — 275,000	— — —

Edward B. Stevens(3) President and Chief Operating Officer	2003 2002 2001	375,000 375,000 375,000	57,375 213,403 170,000	— — —	35,000 — 180,000	— — —

J. Laurence Costin, Jr.(4) Vice Chairman	2003 2002 2001	347,000 335,265 325,500	70,000 100,000 100,000	— — —	15,000 20,000 20,000	— — —

Mary Jo Prigge(5) President, Sales and Service	2003 2002 2001	324,450 324,450 315,000	49,461 184,636 186,083	— — —	20,000 35,000 70,000	— — —

Reid E. Simpson(6) Executive Vice President and Chief Financial Officer	2003 2002 2001	271,850 262,650 255,000	41,593 149,468 151,353	— — —	20,000 30,000 40,000	— — —

Notes to Summary Compensation Table:

(1)	Represents the number of shares of common stock issuable upon exercise of options granted pursuant to the employee stock option plan, and does not include treasury shares purchased by Mr. Ramamurthy in January 2002, as described in the first paragraph under the caption “Transactions with Management and Others” below.
(2)	Mr. Ramamurthy’s 2001 bonus included a special incentive payment of $50,000.
(3)	Mr. Stevens began his employment with us in November 2001. His 2001 bonus included a one-time relocation incentive of $85,000.
(4)	Mr. Costin’s 2002 and 2001 bonuses each included a special incentive payment of $30,000.
(5)	Ms. Prigge served as President of CCC U.S. until June 2001, when her title changed to President, Sales and Service. Ms. Prigge’s 2001 bonus included a special incentive payment of $30,000.
(6)	Mr. Simpson’s 2001 bonus included a special incentive payment of $25,000. In April 2004, Mr. Simpson announced his decision to resign from the Company, effective April 30, 2004.

Stock Option Grants

The following table summarizes all stock options granted to the Chief Executive Officer and the other Named Executive Officers in 2003. As required by the Securities and Exchange Commission, the calculation of potential realizable values shown for such awards is based on assumed annualized rates of stock price appreciation of 5% and 10% over the full term of the options.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential realizable value at assumed annual rates of stock price appreciation for option term(4)
Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise Price ($/Share)(3)	Expiration Date	5%($)	10%($)
Githesh Ramamurthy	52,500	9.44	17.48	2/10/2013	577,133	1,462,598
Edward B. Stevens	35,000	6.29	17.48	2/10/2013	384,755	975,065
J. Laurence Costin, Jr.	15,000	2.70	17.48	2/10/2013	164,895	417,885
Mary Jo Prigge	20,000	3.60	17.48	2/10/2013	219,860	577,180
Reid E. Simpson	20,000	3.60	17.48	2/10/2013	219,860	577,180

Notes to Option/SAR Grants Table:

(1)	The options granted in 2003 are exercisable 25% on the first anniversary of the date of grant and 25% on each anniversary date of the grant for years two, three and four.
(2)	We granted options representing 556,325 shares to employees in 2003.
(3)	Option exercise price is determined as the close price on the date of grant.
(4)	The potential realizable value is calculated based on a ten-year term of the option at its time of grant and is calculated by assuming that the price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future common stock price.

Stock Option Exercises

The following table shows options that our Chief Executive Officer and the other Named Executive Officers exercised during 2003. The “value realized” is based on the market price on the date of exercise, while the “value of unexercised, in-the-money options at December 31, 2003,” is based on the market price on that date.

AGGREGATED OPTION EXERCISES IN 2003 AND DECEMBER 31, 2003 OPTION VALUES

			Number of Securities Underlying Unexercised Options at 12/31/03		Value of Unexercised In-The-Money Options at 12/31/03 ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Githesh Ramamurthy	—	—	435,000	177,500	3,241,875	1,018,750
Edward B. Stevens	—	—	90,000	125,000	983,700	983,700
J. Laurence Costin, Jr.	—	—	60,000	45.000	302,500	223,750
Mary Jo Prigge	—	—	136,250	98,750	880,937	633,312
Reid E. Simpson	14,200	99,399	98,300	77,500	604,895	436,875

Notes to Option Exercises Table:

(1)	Value of unexercised, in-the-money options based on a fair market value of our Common Stock of $16.90 per share as of close of business December 31, 2003.

Transactions with Management and Others

On January 15, 2002, Githesh Ramamurthy, our Chairman and Chief Executive Officer, borrowed $1,200,000 from the Company, evidenced by a promissory note, for the purpose of acquiring from the Company 192,000 shares of treasury stock at a price of $6.25 per share. The market value of our common stock on the date the loan was approved was $5.69 per share. The transaction was completed on January 15, 2002, when Mr. Ramamurthy executed the promissory note with us to purchase the shares. The loan to Mr. Ramamurthy was entered into prior to enactment of the Sarbanes-Oxley Act and, accordingly, the loan was not subject to the provisions of the Sarbanes-Oxley Act. During the second quarter of 2003, Mr. Ramamurthy repaid the entire remaining principal balance of the loan, together with interest accrued thereon. Following the repayment of this loan, the Company had no loans outstanding to any officers of the Company.

Morgan W. Davis, one of our directors, is a Managing Director of OneBeacon Insurance Group LLC and serves as a director of ABRA Auto Body & Glass and National Farmers Union. During 2003, we invoiced the following amounts to these companies for licenses to use our products and services: OneBeacon Insurance Group LLC ($1,244,050), ABRA Auto Body & Glass ($119,400) and National Farmers Union ($109,809). ABRA Auto Body & Glass also participates in a consortium of multi-shop repair consolidators for which CCC is performing software development and related services. Under the agreement with the consortium, CCC expects to receive software development and license fees totaling approximately $450,000 over the three-year term of the agreement.

Mr. Davis also serves as a director of Esurance, Inc. In connection with the discontinuation of operations of CCC Consumer Services Inc., one of our subsidiaries, in 2001, we sold the policy services and loss reporting operation to Esurance Inc. and leased a portion of our approximately 50,000 square-foot facility in Sioux Falls, South Dakota to Esurance Insurance Services Inc. Rent paid to us by Esurance during 2003 totaled $230,379. Rental payments and lease square footage increase during the remaining three-year term.

OWNERSHIP OF CCC STOCK

Stock Ownership of Directors, Officers and Certain Beneficial Owners

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 1, 2004 for (1) each person who we know to beneficially own 5% or more of the outstanding shares of our common stock; (2) each of our directors; (3) our Named Executive Officers; and (4) all of our directors and executive officers as a group.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(2)	Percent of Class(2)
White River Ventures, Inc.(3)(4)	9,041,999	33.62%
Michael R. Eisenson(4)	9,041,999	33.62%
Mark A. Rosen(4)	9,041,999	33.62%
Dr. Purnendu Chatterjee(5)	3,426,836	12.91%
Herbert S. Winokur, Jr.(6)	3,006,068	10.82%
Barclays Global Investors, NA(7)	1,666,626	6.28%
Capricorn Investors II, L.P.(8)	1,584,199	5.96%
Capricorn Investors III, L.P.(9)	1,421,869	5.12%
Thomas L. Kempner(10)	1,212,418	4.57%
Githesh Ramamurthy(11)	1,007,925	3.92%
J. Roderick Heller, III(12)	98,967	*
Morgan W. Davis(13)	16,000	*
J. Laurence Costin, Jr.(14)	263,799	1.01%
Mary Jo Prigge(15)	235,038	*
Reid E. Simpson(16)	130,038	*
Edward B. Stevens(17)	98,788	*
All Directors and Executive Officers as a Group (15 persons)(18)	15,351,016	52.31%

*	Less than 1% of the outstanding common stock. Except as otherwise set forth below, the address for each beneficial owner is 444 Merchandise Mart, Chicago, Illinois 60654. Any fractional shares owned have been rounded to the nearest whole share.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 1, 2004 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to the shares set forth opposite such person’s name.
(2)	Based on 26,546,077 shares of Common Stock outstanding as of March 1, 2004.
(3)	The address of White River Ventures, Inc. is c/o Charlesbank Capital Partners, LLC, 600 Atlantic Avenue, Boston, Massachusetts 02210.
(4)	Includes 346,395 shares of Common Stock issuable upon the exercise of a warrant granted by CCC to White River Ventures, Inc. on November 30, 2001. Mr. Eisenson and Mr. Rosen share voting and investment power over these shares and the warrant with the other Managing Directors of Charlesbank Capital Partners, LLC. Charlesbank is the investment advisor to White River Ventures, Inc., the registered owner of the shares. Mr. Eisenson and Mr. Rosen have disclaimed beneficial ownership of these shares and the warrant.
(5)

Dr. Purnendu Chatterjee is the beneficial owner of 3,462,836 shares (the “Chatterjee Shares”) of Common Stock. Of the Chatterjee Shares, 1,693,800 are held by Winston Partners, L.P. (“Winston L.P.”), the general partner of which is Chatterjee Fund Management L.P. (“CFM”). Dr. Chatterjee is the general partner of CFM. Of the remaining 1,769,036 Chatterjee Shares, 374,576 are held by Winston Partners II, LDC (“Winston LDC”), 492,181 are held by Winston Partners II, LLC (“Winston LLC”), 165,856 are held by Chatterjee Charitable Foundation (“CCF”) and 736,423 are held by CFM. Chatterjee Advisors LLC (“Chatterjee Advisors”) is the manager of both Winston LDC and Winston LLC, and Dr. Chatterjee is the manager of Chatterjee Advisors. CFM serves as investment advisor to each of Winston LDC and Winston LLC. Dr. Chatterjee, Winston L.P., CFM, Winston LLC and Chatterjee Advisors are each located at 888 Seventh Avenue, 30th Floor, New York, New York 10106. Winston LDC is located at Keya Flamboyan 9, Willemstad, Curacao, Netherlands Antilles.

(6)	Includes 1,559,880 shares of Common Stock held by Capricorn Investors II, L.P., 24,319 shares of Common Stock issuable to Capricorn Investors II, L.P. upon exercise of warrants, 200,042 shares of Common Stock held by Capricorn Investors III, L.P., 21,827 shares of Common Stock issuable to Capricorn Investors III, L.P. upon exercise of warrants issued by CCC on November 30, 2001 and 1,200,000 shares of Common Stock issuable to Capricorn Investors III. L.P. upon exercise of warrants issued by CCC on February 23, 2001. The warrants held by Capricorn Investors II, L.P. and Capricorn Investors III, L.P. do not have voting rights. However, Capricorn Investors III, L.P. owns 100 shares of Preferred Stock, each share of which has a number of votes equal to the total number of shares (currently, 1,200,000) issuable upon exercise of the February 23, 2001 warrants, divided by 100. Mr. Winokur is the Managing General Partner of Capricorn Investors II, L.P. and Capricorn Investors III, L.P. Mr. Winokur is also a Managing Member of Capricorn Holdings, LLC and Capricorn Holdings III, LLC (which are general partners of Capricorn Investors II, L.P. and Capricorn Investors III, L.P., respectively), and, as a result, Mr. Winokur may be deemed to have voting and investment power over the shares owned by Capricorn Investors II, L.P. and Capricorn Investors III, L.P.
(7)	Includes 1,518,575 shares held by Barclays Global Investors, NA, 119,151 shares held by Barclays Global Fund Advisors and 28,900 shares held by Barclays Bank Plc. Barclays Global Investors, NA and Barclays Global Fund Advisors are located at 45 Fremont Street, San Francisco, California 94105. Barclays Bank Plc is located at 54 Lombard Street, London, England EC3P 3AH.
(8)	Capricorn Investors II, L.P. is located at 30 East Elm Street, Greenwich, Connecticut 06830. Includes 24,319 shares of Common Stock issuable upon the exercise of warrants issued by CCC on November 30, 2001.
(9)	Capricorn Investors III, L.P. is located at 30 East Elm Street, Greenwich, Connecticut 06830. Includes 21,827 shares of Common Stock issuable upon the exercise of warrants issued by CCC on November 30, 2001 and 1,200,000 shares of Common Stock issuable upon the exercise of a warrant issued by CCC on February 23, 2001.
(10)	Includes 434,504 shares of Common Stock held solely by Mr. Kempner; 453,234 shares of Common Stock held by Mr. Kempner and William A. Perlmuth in trust for the benefit of Mr. Kempner; 265,487 shares of Common Stock held by Mr. Kempner and Mr. Perlmuth in trust for the benefit of Mr. Kempner’s brother, Alan H. Kempner, Jr.; 89 shares of Common Stock held by Mr. Kempner and Mr. Perlmuth in trust for the benefit of the children of Thomas L. Kempner; 54,489 shares of Common Stock owned solely by Mr. Kempner’s wife, Nan Kempner; and 4,615 shares of Common Stock held by the Estate of Margaret L. Kempner, Mr. Kempner’s mother, of which Mr. Kempner is co-executor. Mr. Kempner shares both voting and investment power with Mr. Perlmuth over those shares which they hold in trust, and Mr. Kempner disclaims ownership of the shares held by his wife, the shares held in trust of which Alan H. Kempner, Jr. or Mr. Kempner’s children are the beneficiaries and 3,076 of the 4,615 shares held by the Estate of Margaret L. Kempner.
(11)	Includes 485,625 shares of Common Stock issuable upon exercise of outstanding options which are exercisable within 60 days of March 1, 2004.
(12)

Includes 73,000 shares of Common Stock owned solely by Mr. Heller, 4,000 shares of Common Stock held by Mr. Heller pursuant to a Restricted Stock Agreement, 2,400 shares of Common Stock owned by Mr. Heller’s wife, Kay Culbreath Heller, 15,067 shares of Common Stock owned by Mr. Heller’s daughter,

Carolynn Heller, 4,000 shares of Common Stock owned by Mr. Heller’s granddaughter, Natalie Heller Nagorski, and 500 shares of Common Stock owned by Mr. Heller’s grandson, Benjamin Heller Inglesby. Mr. Heller disclaims beneficial ownership of the shares held by his wife, daughter, granddaughter and grandson.

(13)	Includes 4,000 shares of shares of Common Stock that held by Mr. Davis pursuant to a Restricted Stock Agreement.
(14)	Includes 78,750 shares of Common Stock issuable upon exercise of outstanding options which are exercisable within 60 days of March 1, 2004.
(15)	Includes 177,500 shares of Common Stock issuable upon exercise of outstanding options which are exercisable within 60 days of March 1, 2004.
(16)	Includes 128,000 shares of Common Stock issuable upon exercise of outstanding options which are exercisable within 60 days of March 1, 2004.
(17)	Includes 98,750 shares of Common Stock issuable upon exercise of outstanding options which are exercisable within 60 days of March 1, 2004.
(18)	The aggregate number of shares listed as owned by the directors and executive officers as a group was calculated by adding the number of shares owned by each individual included in the chart and each other executive officer of the Company, but not adding in any listed share ownership that is shared by multiple persons.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of CCC.

Directors, executive officers and holders of more than 10% of our common stock are required by SEC rules to furnish us with copies of all forms they file with the SEC. Based solely on our review of the copies of such forms we received and written representations from certain reporting persons, we believe that, during 2003, all Section 16(a) filing requirements applicable to its directors, executive officers and holders of more than 10% of our common stock were satisfied, except for a Form 3 filed by J. Roderick Heller, III, a director of the Company, that was filed late due to an administrative oversight.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information relating to shares of common stock that may be issued under CCC’s existing equity compensation plans as of December 31, 2003.

	A		B	C
Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (excluding shares reflected in column A)
Equity Compensation Plans Approved by Stockholders(1)	3,044,746	(2)	$10.95	446,913	(3)
Equity Compensation Plans Not Approved by Stockholders(4)	494,901		$4.86	None
Total	3,539,647		$10.09	446,913

(1)	Consists of the 1997 Stock Option Plan, the 2000 Stock Incentive Plan and the 1998 Employee Stock Purchase Plan. No additional awards may be granted under the 1997 Stock Option Plan.

(2)	Excludes purchase rights under the 1998 Employee Stock Purchase Plan. Under the 1998 Employee Stock Purchase Plan, eligible employees may purchase shares of CCC common stock through payroll deductions. On the last trading day of each month, participating employees purchase shares at a per share price equal to the lower of (i) 85% of the closing price on the applicable grant date (February 1, May 1, August 1 or November 1) or (ii) 85% of the closing price on the monthly purchase date.
(3)	Includes 230,134 shares of CCC common stock available for purchase under the 1998 Employee Stock Purchase Plan as of December 31, 2003.
(4)	Consists of the plans described below under the caption “Stock Option Plans Not Approved by Stockholders.” No additional awards may be granted under any of these plans.

Stock Option Plans Not Approved by Stockholders

1994 Option Grant to Director. On March 24, 1994, CCC granted stock options to purchase 77,360 shares of CCC common stock to Thomas Kempner, a member of the Board of Directors. This grant was made to compensate Mr. Kempner for extending an interim, short-term loan to the Company. Under the terms of the grant, the exercise price for these options was $1.375 per share, which was the fair market value of CCC’s common stock on the date of the grant. All of the options were immediately vested and exercisable and had an expiration date of March 24, 2004. In February 2004, Mr. Kempner exercised all 77,360 options and accordingly this option grant is no longer outstanding.

2001 Option Grant to CEO. As described in the Company’s proxy statement for its 2002 Annual Meeting of Stockholders, on September 19, 2001, CCC granted stock options to purchase 25,000 shares of CCC common stock to Githesh Ramamurthy, Chairman and Chief Executive Officer of the Company. This grant was made to encourage Mr. Ramamurthy to increase his stock ownership by providing Mr. Ramamurthy with approximately the same equity interest in the Company as he had prior to the expiration of certain unexercised options he had received under the 1988 Plan. Under the terms of the grant, the exercise price for these options is $5.51 per share, which was the closing price of CCC’s common stock on September 19, 2001, the date of the grant. All of the options were immediately vested and exercisable. If not previously exercised, these options will expire on September 19, 2011.

2001 Issuance of Warrants to Stockholders. As described in the Company’s Annual Report on Form 10-K for 2001, CCC issued 392,541 warrants to purchase shares of CCC common stock to three of the Company’s largest shareholders, White River Ventures, Inc., Capricorn Investors II, L.P. and Capricorn Investors III, L.P. (collectively, the “Investors”). These warrants were issued in consideration for the Investors’ agreement to purchase their pro rata shares of the Company’s common stock rights offering, as well as all of the shares not subscribed for by the Company’s other stockholders, up to an aggregate amount of $20 million, and extending an interim loan to the Company prior to the closing of the rights offering. The warrants have an exercise price of $5.50 per share. If not previously exercised, the warrants will expire on November 30, 2005.

CCC’S FINANCIAL PERFORMANCE

The following graph compares the performance of CCC common stock with that of the S&P 500 Composite Index and an index consisting of the following portfolio of “peer” companies (the “Peer Index”): Fair, Isaac and Company, Incorporated; Proquest Company; Choicepoint, Inc.; The Innovation Group PLC; Aspen Technology, Inc.; QRS Corporation; The Reynolds and Reynolds Company; Fiserv, Inc.; and Jack Henry & Associates, Inc. We believe that the companies in the Peer Index offer products and services similar to those offered by CCC, including data and transaction processing services and workflow software. Our Peer Index for 2003 has changed due to the acquisition of Information Resources, Inc. by another company. As a result, Information Resources, Inc. is no longer publicly traded and therefore is no longer included in the Peer Index. Information in the chart below for all periods presented has been adjusted to reflect the elimination of Information Resources, Inc. from the Peer Index.

The comparison of total return for each of the years shown in the table below assumes that $100 was invested on December 31, 1998 in each of CCC, the S&P 500 Composite Index and the Peer Index, with investment weighted on the basis of market capitalization. Total return is based on the change in year end stock price plus reinvested dividends. Please note that the stock price performance shown on the graphs is not necessarily indicative of future price performance.

Comparison of 5 Year Cumulative Total Return

Assumes Initial Investment of $100

December 2003

	12/98	12/99	12/00	12/01	12/02	12/03
CCC Information Services Group Inc.	$100	$99.27	$36.23	$35.83	$102.78	$97.97
S&P 500 Composite Index	$100	$121.05	$110.02	$96.95	$75.52	$97.19
Peer Index	$100	$119.90	$136.03	$159.11	$131.72	$156.10

The foregoing performance graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this graph by reference therein.

OTHER INFORMATION

Future Stockholder Proposals

Any stockholder who intends to present a proposal at CCC’s 2005 Annual Meeting of Stockholders, and who wishes to have a proposal included in CCC’s proxy statement for that meeting, must deliver the proposal to the Secretary, CCC Information Services Group Inc., World Trade Center Chicago, 444 Merchandise Mart, Chicago, Illinois 60654. All proposals must be received by the Secretary no later than December 23, 2004 and must satisfy the rules and regulations of the Securities and Exchange Commission to be eligible for inclusion in the proxy statement for that meeting. Any proposal submitted outside the processes of Rule 14a-8 under the Exchange Act shall be considered untimely if submitted after March 8, 2005.

Attending the Annual Meeting

Admittance to the Annual Meeting will be limited to stockholders eligible to vote or their authorized representatives. If you hold shares through a broker, bank or other nominee, your name will not appear on the list of registered stockholders and you will be admitted only after showing proof of ownership, such as your most recent account statement or a letter from your broker or bank.

Annual Report

Our Annual Report for 2003, which is not a part of the proxy soliciting material, is being mailed to our stockholders together with this Proxy Statement.

For the Board of Directors,

Robert S. Guttman

Senior Vice President, General Counsel and Secretary

Chicago, Illinois

April 23, 2004

ANNEX A

CCC INFORMATION SERVICES GROUP INC.

2000 Stock Incentive Plan

(2004 Restatement)

Approved by the Compensation and Nominating Committee of the

Board of Directors on April 2, 2004

and by the Stockholders on June     , 2004

CCC INFORMATION SERVICES GROUP INC.

2000 STOCK INCENTIVE PLAN

(2004 Restatement)

Section 1.    Purpose.

The purpose of the Plan, as hereinafter set forth, is to enable the Company to attract, retain and reward corporate officers, managerial and other significant employees, non-employee members of the Board, and non-employees who have a consultant or advisory position with the Company, by offering such individuals an opportunity to have a greater proprietary interest in and a closer identity with the Company and its financial success. The Plan is an amendment and restatement of the 2000 Stock Incentive Plan (the “2000 Plan”). The terms of the Plan will apply to all outstanding Incentives granted under the 2000 Plan and awards granted under the 1997 Employee Stock Option Plan (the “1997 Plan”). No additional awards will be granted under the 2000 Plan or the 1997 Plan.

Section 2.    Definitions.

Award Agreement: An agreement described in Section 13(a) of the Plan.

Board: The Board of Directors of the Company.

Change-in-Control: Any of the following: (i) the merger, consolidation, or reorganization of the Company with any other corporation after which the holders of Common Stock immediately prior to the effective date thereof hold less than 51% of the outstanding common stock of the surviving or resulting entity; provided, however, that no change-in-control will occur if after the merger, consolidation or reorganization, a holder of Common Stock immediately prior to the effective date thereof is the largest stockholder of the surviving or resulting entity and owns at least 25% of the outstanding ownership interest in the surviving or resulting entity; (ii) the sale of all or substantially all of the assets of the Company to any person or entity other than a wholly owned subsidiary; (iii) any person or group of persons acting in concert, other than individuals who are stockholders, directors or officers of the Company on June 28, 2000, or entity becomes the beneficial owner, directly or indirectly, of more than 50% of the outstanding Common Stock; or (iv) the individuals who, as of the close of the most recent annual meeting of the Company’s stockholders, are members of the Board (the “Existing Directors”) cease for any reason to constitute more than 50% of the Board; provided, however, that if the election, or nomination for election, by the Company’s stockholders of any new director was approved by a vote of at least 50% of the Existing Directors, such new director shall be considered an Existing Director; provided further, however, that no individual shall be considered an Existing Director if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 under the Exchange Act) or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

Code: The Internal Revenue Code of 1986, as amended.

Committee: The Compensation and Nominating Committee of the Board or such other committee as shall be appointed by the Board to administer the Plan pursuant to Section 3.

Common Stock: The Common Stock, $.10 par value, of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 10.

Company: CCC Information Services Group Inc., a Delaware corporation, and any successor thereto.

Covered Employee: A Key Employee who is or is expected to be a “covered employee,” within the meaning of Code Section 162(m) and the related regulations, for the year in which an Incentive is taxable to such Key Employee and for whom the Committee intends that such Incentive qualify as performance-based compensation under Code Section 162(m).

Disability: Eligibility for Social Security disability benefits or disability benefits under the Company’s long-term disability plan, based upon a determination by the Committee that the condition arose prior to termination of employment.

Eligible Individual: A Key Employee or other individual providing material services to the Company, including, without limitation, an individual serving as a director, consultant or advisor.

Executive Stock Ownership Guidelines or Guidelines: The stock ownership guidelines adopted by the Board, as amended from time to time, that apply to certain Key Employees of the Company.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Fair Market Value: The closing price of a share of Common Stock on The Nasdaq Stock Market, or such other public exchange or market as designated by the Committee, for the date in question. If no sales of shares were made on such date, the closing price of a share as reported for the next preceding date on which a sale of shares of Common Stock occurred shall be used.

Incentive Stock Option: An Option meeting the requirements of Code Section 422.

Incentives: Options (including Incentive Stock Options), Stock Awards, Performance Units and Stock Appreciation Rights.

Key Employee: An employee of the Company approved by the Committee for participation in the Plan on the basis of his or her ability to contribute significantly to the growth and profitability of the Company.

Option: An option to purchase shares of Common Stock granted to a Participant, director or other individual pursuant to Section 5.

Participant: An Eligible Individual who has been granted an Incentive under the Plan.

Performance Unit: A unit representing a cash sum or one or more shares of Common Stock that is granted to a Key Employee pursuant to Section 7.

Plan: The CCC Information Services Group Inc. 2000 Stock Incentive Plan (2004 Restatement), as set forth herein and as amended from time to time hereafter.

Restricted Shares: Shares of Common Stock issued subject to restrictions pursuant to Section 6(b).

Retirement: Termination of employment after attaining eligibility for Social Security income benefits or retirement with the consent of the Board.

Securities Act: The Securities Act of 1933, as amended.

Stock Appreciation Right or Right: An award granted to a Participant pursuant to Section 8.

Stock Award: An award of Common Stock granted to a Participant pursuant to Section 6.

Section 3.    Administration.

(a) Committee. The Plan shall be administered by the Committee. To the extent required to comply with Rule 16b-3 under the Exchange Act, each member of the Committee shall qualify as a “non-employee director” as defined therein. To the extent required to comply with Code Section 162(m) and the related regulations, each member of the Committee shall qualify as an “outside director” as defined therein.

(b) Authority of the Committee. The Committee shall have the authority to approve Eligible Individuals for participation in the Plan; to construe and interpret the Plan; to establish, amend or waive rules and regulations for its administration; and to accelerate the exercisability of any Incentive or the termination of any restriction under any Incentive. Incentives may be subject to such provisions as the Committee shall deem advisable, and may be amended by the Committee from time to time; provided that no such amendment may adversely affect the rights of the holder of an Incentive without such holder’s consent, and no amendment, as it applies to any Covered Employee, shall be made that would cause an Incentive granted to such Covered Employee to fail to satisfy the performance-based compensation exemption under Code Section 162(m) and the related regulations.

Section 4.    Common Stock Subject to Plan.

Subject to Section 10, the aggregate number of shares of Common Stock that may be issued under the Plan, including Common Stock authorized but not issued or reserved for issuance under the 2000 Plan and the 1997 Plan, shall not exceed 4,308,060. In the event of a lapse, expiration, termination, forfeiture or cancellation of any Incentive granted under the Plan, the 2000 Plan or the 1997 Plan without the issuance of shares or payment of cash, the Common Stock subject to or reserved for such Incentive may be used again for a new Incentive hereunder; provided that in no event may the number of shares of Common Stock issued hereunder exceed the total number of shares reserved for issuance. Any shares of Common Stock withheld or surrendered to pay withholding taxes pursuant to Section 13(f) or surrendered in full or partial payment of the exercise price of an Option pursuant to Section 5(e) shall be added to the aggregate of shares of Common Stock available for issuance.

Section 5.    Options.

(a) Price. The exercise price per share of an Option shall be as set forth in the Award Agreement and shall not be less than the Fair Market Value on the grant date.

(b) Limitations. The exercise price of Incentive Stock Options exercisable for the first time by a Key Employee during any calendar year shall not exceed $100,000. Options for more than 250,000 shares of Common Stock may not be granted in any calendar year to any Covered Employee. No Incentive Stock Options may be granted after April 2, 2014. If, on the date that an Incentive Stock Option is granted, a Participant owns, directly or indirectly, within the meaning of Code Section 424(d), stock representing more than 10% of the voting power of all classes of stock of the Company, then the exercise price per share shall in no instance be less than 110% of the Fair Market Value per share of Common Stock at the time the Incentive Stock Option is granted, and no Incentive Stock Option shall be exercisable by such Participant after the expiration of five years from the date it is granted.

(c) Exercise of Options. No Option shall be exercisable until it has vested. Unless otherwise provided in an Award Agreement, each Option shall vest and become exercisable to the extent of 25% of the number of shares of Common Stock originally covered thereby on each successive one-year anniversary of the grant date. The Committee, in its sole discretion, at the time an Option is granted, may establish performance goals from the list in Section 7(a) which must be achieved as a condition of vesting in addition to, or in lieu of, the expiration of a vesting period. The Committee, in its sole discretion, may accelerate the exercisability of an Option at any time. No Option shall be exercisable after the expiration date of the Option.

(d) Expiration. Each Option shall expire at such time as the Committee may determine at the time of grant, provided that Incentive Stock Options must expire not later than ten years from the grant date.

(e) Payment. The exercise price of an Option shall be paid in full at the time of exercise in cash, or by the surrender of Common Stock previously acquired from the Company that has been held by the Incentive holder for a period of at least six months and that has a value equal to the exercise price, or by a combination of the foregoing.

Section 6.    Stock Awards.

(a) Grant of Stock Awards. Stock Awards may be made on terms and conditions fixed by the Committee. Stock Awards may be in the form of Restricted Shares authorized pursuant to Section 6(b). Key Employees who are covered by the Executive Stock Ownership Guidelines may elect to defer up to 33 1/3% of their annual bonus awards in the form of Restricted Shares, which shall be matched by the Company with additional Restricted Shares at the rate set forth in the Guidelines. The recipient of Common Stock pursuant to a Stock Award shall be a stockholder of the Company with respect thereto, fully entitled to receive dividends, vote and exercise all other rights of a stockholder except to the extent otherwise provided in the Stock Award. Stock Awards (including Restricted Share awards) for more than 250,000 shares of Common Stock may not be granted in any calendar year to any Covered Employee.

(b) Restricted Shares. Restricted Shares may not be sold by the holder, or subject to execution, attachment or similar process, until the lapse of the applicable restriction period or satisfaction of other conditions specified by the Committee. If the Committee intends the Restricted Shares granted to any Covered Employee to satisfy the performance-based compensation exemption under Code Section 162(m) (“Qualifying Restricted Shares”), the extent to which the Qualifying Restricted Shares will vest shall be based on the attainment of performance goals established in writing prior to commencement of the performance period by the Committee from the list in Section 7(a). The level of attainment of such performance goals and the corresponding number of vested Qualifying Restricted Shares shall be certified by the Committee in writing pursuant to Code Section 162(m) and the related regulations.

Section 7.    Performance Units.

(a) Value of Performance Units. Prior to the commencement of the performance period, the Committee shall establish in writing an initial target value or number of shares of Common Stock for the Performance Units to be granted to a Key Employee, the duration of the performance period, and the specific performance goals to be attained, including performance levels at which various percentages of Performance Units will be earned and, for Covered Employees, the minimum level of attainment to be met to earn any portion of the Performance Units. If the Committee intends the Performance Units granted to any Covered Employee to satisfy the performance-based compensation exemption under Code Section 162(m) (“Qualifying Performance Units”), the performance goals shall be based on one or more of the following objective criteria: operating expense ratios, total stockholder return, return on sales, return on equity, return on capital, return on assets, return on investment, earnings per share, revenues, market share, stock price, net operating income, net income, cash flow, retained earnings, results of customer satisfaction surveys, aggregate product price and other product price measures, service reliability and cost management, and the attainment of one or more of these goals relative to the performance of related corporations.

(b) Payment of Performance Units. After the end of a performance period, the Committee shall certify in writing the extent to which performance goals have been met and shall compute the payout to be received by each Key Employee. With respect to Qualifying Performance Units, for any calendar year the maximum amount payable in cash to any Covered Employee shall be $2,000,000, and the aggregate number of shares of Common Stock that may be issued to any Covered Employee is 250,000. The Committee may not adjust upward the amount payable to any Covered Employee with respect to Qualifying Performance Units.

Section 8.    Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted in connection with an Option (at the time of the grant or at any time thereafter) or may be granted independently. Stock Appreciation Rights for more than 250,000 shares of Common Stock may not be granted to any Covered Employee in any calendar year.

(b) Value of Stock Appreciation Rights. The holder of a Stock Appreciation Right granted in connection with an Option, upon surrender of that Option, will receive cash or shares of Common Stock equal in value to the excess of the Fair Market Value on the exercise date over the Option’s exercise price, multiplied by the number of shares covered by such Option. The holder of a Stock Appreciation Right granted independently of an Option, upon exercise of that Right, will receive cash or shares of Common Stock equal in value to the excess of the Fair Market Value on the exercise date over the Fair Market Value on the grant date, multiplied by the number of shares covered by such Right.

Section 9.    Termination of Employment.

Except as may be determined otherwise by the Committee, a Participant’s unvested Options, Rights and Stock Awards and all unpaid Performance Units shall be forfeited upon termination of employment. In the event of a Participant’s Retirement or Disability, his or her Options and Stock Appreciation Rights (to the extent vested at termination of employment) shall remain exercisable for the shortest of 30 days from Retirement, 12 months from Disability or the remaining term of the Options or Rights. In the event of death while employed, or within 30 days following Retirement or 12 months following Disability, any Options or Rights (to the extent vested at death) remain exercisable for the shorter of 12 months or the remaining term of the Options or Rights. For other terminations of employment, the Options and Rights (to the extent vested at termination of employment) remain exercisable for the shorter of 30 days (or such longer period as the Committee may determine but in no event more than 90 days for Incentive Stock Options) or the remaining term of the Options or Rights.

Section 10.    Adjustment Provisions.

In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, sale of assets or similar event, the Committee shall adjust equitably (i) the number and class of shares or other securities that are reserved for issuance under the Plan, (ii) the number and class of shares or other securities that have not been issued under outstanding Incentives, and (iii) the appropriate Fair Market Value and other price determinations applicable to Incentives.

Section 11.    Term.

The Plan shall be deemed adopted and shall become effective on the date it is approved by the stockholders of the Company and shall continue until terminated by the Board or no Common Stock remains available for issuance under Section 4, or until April 2, 2014, whichever occurs first.

Section 12.     Change-in-Control.

In the event of a Change-in-Control, the Committee, in its sole discretion, shall take one or more of the following actions with respect to outstanding Incentives under the Plan:

(a) Fully vest all Incentives outstanding under the Plan; or

(b) Arrange to have outstanding Incentives assumed by the successor entity in the Change-in-Control or replaced with an Incentive of equivalent value to purchase stock of such successor entity with or without the acceleration of vesting; or

(c) Cancel all outstanding Incentives as of the effective date of the Change-in-Control; provided that notice of such cancellation is given to Participants and Participants shall either (i) have the right to exercise all Incentives prior to the Change-in-Control, or (ii) have the right to exercise all Incentives prior to the Change-in-Control which are then exercisable and to receive cash or a cash-based deferred compensation program of the successor entity of equivalent value with respect to Incentives which are not then exercisable.

Section 13.    General Provisions.

(a) Award Agreement. Awards under the Plan shall be evidenced by a written agreement, executed by the Participant and the Company, and containing such restrictions, terms and conditions as the Committee may require. In the event of a conflict or inconsistency between the terms of an Award Agreement and the terms of the Plan, the terms of the Plan shall govern.

(b) Employment. Nothing in the Plan or in any related instrument shall confer upon any employee any right to continue in the employ of the Company or shall affect the right of the Company to terminate the employment of any employee with or without cause.

(c) Legality of Issuance of Shares. No Common Stock shall be issued pursuant to an Incentive unless and until all legal requirements applicable to such issuance have been satisfied.

(d) Ownership of Common Stock Allocated to Plan. No Participant and no beneficiary or other person claiming under or through such Participant, shall have any right, title or interest in or to any Common Stock allocated or reserved for purposes of the Plan or subject to any Incentive except as to shares of Common Stock, if any, as shall have been issued to such Participant.

(e) Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois.

(f) Withholding of Taxes. The Company may withhold, or allow an Incentive holder to remit to the Company, any Federal, state or local taxes applicable to any grant, exercise, vesting, distribution or other event giving rise to income tax liability with respect to an Incentive. In order to satisfy all or a portion of the income tax liability that arises with respect to any Incentive, the holder of the Incentive may elect to surrender previously acquired Common Stock or to have the Company withhold Common Stock that would otherwise have been issued pursuant to the exercise of an Option or in connection with any other Incentive; provided that any withheld Common Stock, or any surrendered Common Stock previously acquired from the Company and held by the Incentive holder for less than six months, may only be used to satisfy the minimum tax withholding required by law.

(g) Non-transferability; Exceptions. Except as provided in this Section 13(g), no Incentive may be assigned or subjected to any encumbrance, pledge or charge of any nature; provided, however, that under such rules and procedures as the Committee may establish, a Key Employee who holds an Incentive may transfer such Incentive, by a gift or a domestic relations order only, to any of such Key Employee’s family members, provided that (i) the Award Agreement with respect to such Incentives expressly so permits or is amended to so permit, (ii) the Key Employee does not receive any consideration for such transfer, and (iii) the Key Employee provides such documentation or information concerning any such transfer or transferee as the Committee may reasonably request. For purposes of this Section 13 (g), a Key Employee’s “family members” include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Key Employee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Key Employee) control the management of assets, and any other entity in which these persons (or the Key Employee) own more than fifty percent of the voting interests. Any Incentives held by any transferees shall be subject to the same terms and conditions that applied immediately prior to their transfer. The Committee may also amend the Award Agreements applicable to any outstanding Incentives to permit such transfers. Any Incentive not granted pursuant to any Award Agreement expressly permitting its transfer or amended expressly to permit its transfer shall not be transferable. Such transfer rights shall in no event apply to any Incentive Stock Option.

(h) Forfeiture of Incentives. Except for an Incentive that becomes vested pursuant to Section 12, the Committee may immediately forfeit an Incentive, whether vested or unvested, if the holder competes with the Company or engages in conduct that, in the opinion of the Committee, adversely affects the Company.

(i) Beneficiary Designation. Under such rules and procedures as the Committee may establish, each Participant may designate a beneficiary or beneficiaries to succeed to any rights which the Participant may have with respect to Options, Stock Appreciation Rights, Stock Awards or Performance Units at the time of his or her death. The designation may be changed or revoked by the Participant at any time. No such designation, revocation or change shall be effective unless made in writing on a form provided by the Company and delivered to the Company prior to the Participant’s death. If a Participant does not designate a beneficiary or no designated beneficiary survives the Participant, then his or her beneficiary shall be the Participant’s estate.

(j) Registration of Shares. Notwithstanding any other provision of the Plan, the Company shall not be obligated to offer or sell any shares unless such shares are at that time effectively registered or exempt from registration under the Securities Act and the offer and sale of such shares are otherwise in compliance with all applicable federal and state securities laws and the requirements of any stock exchange or similar agency on which the Company’s securities may then be listed or quoted. The Company shall have no obligation to register the shares under the federal securities laws or take any other steps as may be necessary to enable the shares to be offered and sold under federal or other securities laws. Prior to receiving shares a Participant may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the shares or subsequent transfers of any interest in such shares to comply with the Securities Act and other applicable securities laws. Certificates evidencing shares shall bear any legend required by, or useful for the purposes of compliance with, applicable securities laws, this Plan or Award Agreements.

(k) Dividends and Dividend Equivalents. Any awards under the Plan may earn dividends or dividend equivalents as set forth in the applicable Award Agreement. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as may be established in the applicable Award Agreement, including reinvestment in additional shares or share equivalents.

Section 14.    Amendment or Discontinuance of the Plan.

(a) Amendment and Discontinuance. The Plan may be amended or discontinued by the Committee from time to time, provided that without the approval of stockholders, no amendment shall be made which (i) amends Section 4 to increase the aggregate number of shares of Common Stock that may be issued pursuant to Incentives, (ii) amends the provisions of Section 12, (iii) amends the provisions of Section 7(b) to increase the value which may be specified for Performance Units or amends any other provision of the Plan, the amendment of which would require stockholder approval in order to continue to satisfy the performance-based compensation exemption under Code Section 162(m) and the related regulations with respect to any Incentive awarded to any Covered Employee, (iv) changes the maximum number of shares of Common Stock that may be awarded to any Key Employee in any year pursuant to Options, Stock Awards or Stock Appreciation Rights, or (v) constitutes a “material amendment” within the meaning of Nasdaq Rule 4310

(b) Effect of Amendment or Discontinuance on Incentives. No amendment or discontinuance of the Plan by the Board or the stockholders of the Company shall adversely affect any Incentive theretofore granted without the consent of the holder.

ANNEX B

AMENDED AND RESTATED CHARTER

OF THE AUDIT COMMITTEE

OF CCC INFORMATION SERVICES GROUP INC.

This Audit Committee Charter was adopted by the Board of Directors (the “Board”) of CCC Information Services Group Inc. (the “Company”) on February 26, 2004.

I.    Purpose

The purpose of the Audit Committee (the “Committee”) is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

The Committee’s responsibility is limited to oversight. Although the Committee has the responsibilities set forth in this Charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and are in accordance with generally accepted accounting principles and applicable laws, rules and regulations. These are the responsibilities of management and the Company’s independent auditor.

Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.    Membership

The Committee shall consist of at least three members of the Board; provided, that if at any time there is a vacancy on the Committee and the remaining members meet all membership requirements, then the Committee may consist of two members until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the vacancy. Each Committee member must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the Securities and Exchange Commission (the “SEC”) or the Company shall disclose in its periodic reports required pursuant to the

Securities Exchange Act of 1934, as amended (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.”

Each Committee member shall satisfy the independence requirements of the Nasdaq Stock Market and Rule 10A-3(b)(1) under the Exchange Act; provided, that if a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, then the member may remain on the Committee until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the event that caused the member to cease to be independent. Notwithstanding the foregoing, one director who (i) is not independent as defined in Rule 4200, (ii) meets the criteria set forth in Section 10A(m)(3) of the Sarbanes-Oxley Act, and (iii) is not a current officer or employee or a Family Member of such officer or employee, may be appointed to the Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interest of the Company and its shareholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination. A member appointed under this exception may not serve longer than two years and may not chair the Committee.

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board on the recommendation of the Compensation and Nominating Committee. Committee members may be removed from the Committee, with or without cause, by the Board.

III.    Meetings and Procedures

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee may meet separately, periodically, with management and with the independent auditor.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, any financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.    Powers and Responsibilities

Interaction with the Independent Auditor

1. Appointment and Oversight. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

2. Pre-Approval of Services. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

3. Independence of Independent Auditor. The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i) The Committee shall ensure that the independent auditor prepare and deliver, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee may take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

(ii) The Committee may confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

(iii) The Committee may, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

Annual Financial Statements and Annual Audit.

4. Meetings with Management and the Independent Auditor.

(i) The Committee shall meet with management and the independent auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit. The Committee’s discussions with management and the independent auditor may include, without limitation: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

(ii) The Committee shall review and discuss the annual audited financial statements with management and the independent auditor.

5. Separate Meetings with the Independent Auditor.

(i) The Committee may review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee may consider reviewing with the Independent Auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee may obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

(ii) The Committee may discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

(iii) The Committee may discuss with the independent auditor the matters the independent auditor is required to discuss with the Committee by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

6. Recommendation to Include Financial Statements in Annual Report. The Committee shall, based on the review and discussions in paragraphs 4(ii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements

7. Meetings with Management and the Independent Auditor. The Committee may review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Other Powers and Responsibilities

8. The Committee may discuss with management and the independent auditor the Company’s earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

9. The Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Committee.

10. The Committee may discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process or accounting policies.

11. The Committee may discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

12. The Committee may request assurances from management and the independent auditor that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.

13. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

14. The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 306 of Reg. S-K, for inclusion in each of the Company’s annual proxy statements.

15. The Committee shall report to the Board any matters that the Committee determines are necessary or advisable to report to the Board, including without limitation, any material issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements or the performance and independence of the Company’s independent auditor.

16. The Committee may perform an annual evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

The Committee may review and reassess this Charter and submit any recommended changes to the Board for its consideration on an annual basis and from time to time as the Committee may deem necessary or advisable.

Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

1. The Board of Directors recommends a vote FOR the listed nominees.

For Withhold

01—Morgan W. Davis

02—Michael R. Eisenson

03—J. Roderick Heller, III

04—Thomas L. Kempner

For Withhold

05—Githesh Ramamurthy

06—Mark A. Rosen

07—Herbert S. Winokur, Jr.

B Issues

The Board of Directors recommends a vote FOR the following matters.

For Against Abstain

2. Approval of the restatement of the Company’s 2000 Stock Incentive Plan.

3. Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditor for the company for 2004.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted for the election of the director nominees, for the restatement of the Company’s 2000 Stock Incentive Plan and for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2004.

C Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

Please sign as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1—Please keep signature within the box Signature 2—Please keep signature within the box Date (mm/dd/yyyy)

1 U P X H H H P P P P 0034121

Proxy—CCC Information Services Group Inc.

Proxy for Annual Meeting of Stockholders to be held on June 2, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Githesh Ramamurthy, Reid E. Simpson and Robert S. Guttman, and each of them, as proxies with full power of substitution and revocation, to vote, as designated above, all of the common stock of CCC Information Services Group Inc. (the “Company”) which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of stockholders thereof to be held on June 2, 2004, or at any adjournment or postponement thereof and, in such proxies’ discretion, to vote upon such other business as may properly come before the meeting, all as more fully set forth in the Proxy Statement related to such meeting, receipt of which is hereby acknowledged.

Unless otherwise marked, this proxy will be voted FOR the election of the Director nominees; FOR the restatement of the Company’s 2000 Stock Incentive Plan; and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2004.

(Please See Reverse Side)

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

• Call toll free 1-866-267-5535 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the simple instructions provided by the recorded message.

To vote using the Internet

• Go to the following web site:

WWW.COMPUTERSHARE.COM/US/PROXY

• Enter the information requested on your computer screen and follow the simple instructions.

C0123456789 12345

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on June 3, 2004. THANK YOU FOR VOTING

00BZIA